SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     April 14, 1997


                  WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
             (Exact name of registrant as specified in its charter)


      California                       0-21897                  33-0707612
(State or other jurisdiction          (Commission             (IRS Employer
 of incorporation)                     File Number)         Identification No.)


          3158 Redhill Avenue, Suite 120, Costa Mesa, California 92626
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:  (714) 662-5565



                                      N/A
          Former name or former address, if changed since last report)


144.edg

Item 2.  Acquisition or Disposition of Assets

         WNC Housing Tax Credit Fund V, L.P., Series 4 ("SERIES 4") has acquired a Local Limited Partnership Interest in D. Hilltop Apartments, Ltd., a Texas limited partnership ("HILLTOP" or the "Local Limited Partnership"). HILLTOP owns The Hilltop Apartments (the "Apartment Complex") in Palestine, Texas.

         The following tables contain information concerning the Apartment Complex and the Local Limited Partnership identified herein:


                                                                                                          LOCAL
                                                                                                          LIMITED        YEAR
                                     ESTIMATED                                                PERMANENT   PARTNERSHIP'S  CREDITS
            PROJECT                  CONSTRUC-    ESTIMATED                                   MORTGAGE    ANTICIPATED    TO BE
LOCAL       NAME AND                 TION         DEVELOPMENT COST   NUMBER OF     BASIC      LOAN        AGGREGATE      FIRST
LIMITED     NUMBER OF   LOCATION OF  COMPLETION   (INCLUDING         APARTMENT     MONTHLY    PRINCIPAL   TAX CREDITS    AVAIL-
PARTNERSHIP BUILDINGS   PROPERTY     DATE         LAND COST)         UNITS         RENTS      AMOUNT      (1)            ABLE


HILLTOP      The         Palestine    December     $596,919           8  1BR units  $262       $473,450     $221,880      1997
             Hilltop     (Anderson    1996                            16 2BR units  $320       RD(3)
             Apartments  County),
                         Texas
             4
             buildings
             (2)



(1) Low Income Housing Credits are available over a 10-year period. For the year in which the credit first becomes available, SERIES 3 will receive only that percentage of the annual credit which corresponds to the number of months during which SERIES 3 was a limited partner of the Local Limited Partnership, and during which the Apartment Complex was completed and in service.

(2)      Rehabilitation property.

(3) RD provides mortgage loans under the RD Section 515 Mortgage Loan Program. This mortgage loan will be a 50-year loan and will bear annual interest at a market rate prior to reduction of the interest rate by a mortgage interest subsidy to an annual rate of 10%, with principal and interest payable monthly based on a 50-year amortization schedule.

         Palestine (population 18,100) is in eastern Texas at the intersection of U. S. Highways 287, 79 and 84, approximately 100 miles southeast of Dallas. The major employers for Palestine residents are Texas Department of Corrections, Memorial Hospital and Murray Corp (air conditioning compressors).


                                                                               SHARING                      ESTIMATED
                                                                               RATIOS:         SERIES   3'  ACQUISITION
                                                                               ALLOCATIONS     s            FEES PAYABLE
LOCAL           LOCAL                                             SHARING      (4) AND         CAPITAL      TO FUND
LIMITED         GENERAL            PROPERTY        DEVELOPMENT    RATIOS:      SALE OR         CONTRI-BUTIONMANAGER
PARTNERSHIP     PARTNER            MANAGER (1)     FEE (2)        CASH   FLOW  REFINANCING     (6)
                                                                  (3)          PROCEEDS (5)

HILLTOP         Donald W. Sowell   Wilmic          $72,330        WNC:1st      99/1            $120,814     $12,100
                                   Ventures, Inc.                 $400         50/50
                                                                  LGP:    2nd
                                                                  $800
                                       The
                                    balance:
                                      99/1



(1) The maximum annual management fee payable to the property manager generally is determined pursuant to lender regulations. The Local General Partner is authorized to employ either itself or one of its affiliates, or a third party, as property manager for leasing and management of the Apartment Complex so long as the fee therefor does not exceed the amount authorized and approved by the lender for the Apartment Complex.

(2) The Local Limited Partnership will pay its Local General Partner a development fee in the amount set forth, for services incident to the development and construction of the Apartment Complex, which services include: negotiating the financing commitments for the Apartment Complex; securing necessary approvals and permits for the development and construction of the Apartment Complex; and obtaining allocations of Low Income Housing Credits. This payment will be made in installments after receipt of each installment of the capital contributions made by SERIES 4.

                                       2

(3) Reflects the amount of the net cash flow from operations, if any, to be distributed to SERIES 4 ("WNC") and the Local General Partner ("LGP") of the Local Limited Partnership for each year of operations. Generally, to the extent that the specific dollar amounts which are to be paid to WNC are not paid annually, they will accrue and be paid from sale or refinancing proceeds as an obligation of the Local Limited Partnership.

(4) Subject to certain special allocations, reflects the respective percentage interests in profits, losses and Low Income Housing Credits of SERIES 4 and the Local General Partner.

(5) Reflects the percentage interests of SERIES 4 and the Local General Partner in any net cash proceeds from sale or refinancing of the Apartment Complex, after payment of the mortgage loan and other Local Limited Partnership obligations (see, e.g., note 3), and the following, in the order set forth: the capital contributions of SERIES 4; and the capital contribution of the Local General Partner.

(6)  SERIES  4  will  make  its  capital  contributions  to  the  Local  Limited
Partnership in stages, with each contribution due when certain conditions regarding construction or operations of the Apartment Complex have been fulfilled.

Item 7.  Financial Statements and Exhibits

         a.       Financial Statements of Businesses Acquired.

                  Inapplicable.

         b.       Proforma Financial Information

                  Proforma   Financial    Information   will   be   filed   upon
                  availability.

         c.       Exhibits

                  10.1 Amended and Restated Agreement of Limited Partnership of D. Hilltop Apartments, Ltd.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4

Date:  April 23, 1997                       By:      WNC &  Associates, Inc.,
                                                     General Partner

                                                     By: /s/ JOHN B. LESTER, JR.
                                                           John B. Lester, Jr.,
                                                           President

                                 INDEX TO EXHIBITS


Exhibit
Number            Exhibit

10.1              Amended and Restated Agreement of Limited Partnership of
                  D. Hilltop Apartments, Ltd.

                              AMENDED AND RESTATED

                       AGREEMENT OF LIMITED PARTNERSHIP OF

                           D. HILLTOP APARTMENTS, LTD.

                               TABLE OF CONTENTS

                                                                         Page

I.       DEFINITIONS .........................................           1

         1.1      "Accountant" ...................................       1
         1.2      "Act" ..........................................       1
         1.3      "Actual Tax Credit".............................       1
         1.4      "Adjusted Capital Account Deficit" .............       1
         1.5      "Affiliate" ....................................       2
         1.6      "Agreement" or "Partnership Agreement"..........       2
         1.7      "Assignee" .....................................       2
         1.8      "Capital Account" ..............................       2
         1.9      "Capital Contribution" .........................       3
         1.10     "Cash Flow From Operations" ....................       3
         1.11     "Code" .........................................       3
         1.12     "Completion of Construction"....................       3
         1.13     "Compliance Period".............................       4
         1.14     "Construction Contract".........................       4
         1.15     "Construction Loan" ............................       4
         1.16     "Contractor" ...................................       4
         1.17     "Debt Service Coverage".........................       4
         1.18     "Development Fee" ..............................       5
         1.19     "Distributions" ................................       5
         1.20     "Equity Loan" ..................................       5
         1.21     "Event of Bankruptcy" ..........................       6
         1.22     "Fair Market Value" ............................       6
         1.23     "Financial Interest" ...........................       6
         1.24     "First Year Certificate" .......................       6
         1.25     "FmHA" .........................................       6
         1.26     "FmHA Interest Credit Agreement" ...............       6
         1.27     "FmHA Loan Agreement" ..........................       6
         1.28     "General Partner" ..............................       7
         1.29     "Gross Asset Value" ............................       7
         1.30     "Hazardous Substance"...........................       8
         1.31     "Income and Losses".............................       8
         1.32     "Insurance".....................................       9
         1.33     "Insurance Company".............................       10
         1.34     "Interest" .....................................       10
         1.35     "LIHC" .........................................       10
         1.36     "Limited Partner" ..............................       10
         1.37     "Liquidation" ..................................       10
         1.38     "Minimum Set-Aside Test" .......................       10
         1.39     "Mortgage" or "Mortgage Loan" ..................       10
         1.40     "Mortgage Note" ................................       11
         1.41     "Nonrecourse Deductions"........................       11
         1.42     "Nonrecourse Liability".........................       11
         1.43     "Operating Deficit" ............................       11
         1.44     "Operating Deficit Guarantee Period"............       11

         1.45     "Original Limited Partner" .....................       11
         1.46     "Partner" ......................................       11
         1.47     "Partner Nonrecourse Debt" .....................       11
         1.48     "Partner Nonrecourse Debt Minimum Gain" ........       11
         1.49     "Partner Nonrecourse Deductions" ...............       11
         1.50     "Partnership" ..................................       12
         1.51     "Partnership Administration Fee" ...............       12
         1.52     "Partnership Minimum Gain" .....................       12
         1.53     "Permanent Mortgage Commencement" ..............       12
         1.54     "Person" .......................................       12
         1.55     "Project" ......................................       12
         1.56     "Project Documents" ............................       12
         1.57     "Projected Tax Credits" ........................       13
         1.58     "Qualified Income Offset Item" .................       13
         1.59     "Qualified Tenants" ............................       13
         1.60     "Refinancing" ..................................       13
         1.61     "Rent Restriction Test" ........................       13
         1.62     "Sale" .........................................       13
         1.63     "Sale or Refinancing Proceeds" .................       13
         1.64     "State" ........................................       14
         1.65     "State Tax Credit Agency" ......................       14
         1.66     "Substitute Limited Partner" ...................       14
         1.67     "Tax Credit" ...................................       14
         1.68     "Tax Credit Conditions".........................       14
         1.69     "TRA 1986" .....................................       14
         1.70     "Treasury Regulations" .........................       14

II.      NAME ................................................           14

III.     PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE ........           14

         3.1      Principal Executive Office .....................       14
         3.2      Agent for Service of Process ...................       15

IV.      PURPOSE .............................................           15

V.       TERM ................................................           15

VI.      GENERAL PARTNER'S CONTRIBUTIONS AND LOANS ...........           15

         6.1      Capital Contribution of General Partner ........       15
         6.2      Construction and Operating Obligations .........       15
         6.3      General Partner Loans ..........................       16

VII.     LIMITED PARTNER'S CAPITAL CONTRIBUTIONS .............           17

         7.1      Original Limited Partner .......................       17
         7.2      Capital Contribution of Limited Partner ........       17
         7.3      Repurchase of Limited Partner's Interest .......       19
         7.4      Reduction of Capital Contribution...............       20
         7.5      Return of Capital Contribution .................       21
         7.6      Liability of Limited Partner ...................       21

VIII. WORKING CAPITAL AND RESERVES .......................               22

         8.1      Operation and Maintenance Reserve...............       22
         8.2      Reserve for Replacements........................       22
         8.3      Other Reserves..................................       22

IX.      MANAGEMENT AND CONTROL ..............................           22

         9.1      Power and Authority of General Partner .........       22
         9.2      Payments to the General Partners and Others ....       23
         9.3      Specific Powers of the General Partner .........       25
         9.4      Authority Requirements..........................       25
         9.5      Limitations on General Partner's
                  Power and Authority ............................       26
         9.6      Restrictions on Authority of General Partner....       27
         9.7      Duties of General Partner ......................       28
         9.8      Partnership Expenses ...........................       28
         9.9      General Partner Expenses .......................       30
         9.10     Other Business of Partners .....................       30
         9.11     Covenants, Representations and Warranties.......       30

X.       ALLOCATIONS OF INCOME, LOSSES AND CREDITS ...........           33

         10.1     General ........................................       33
         10.2     Allocations From Sale or Refinancing............       33
         10.3     Special Allocations.............................       35
         10.4     Curative Allocations............................       38
         10.5     Other Allocation Rules..........................       38
         10.6     Tax Allocations:  Code Section 704(c)...........       39
         10.7     Allocation Among Limited Partners
                  and Assignees ..................................       39
         10.8     Allocation Among General Partners ..............       40
         10.9     Modification of Allocations ....................       40

XI.      DISTRIBUTION ........................................           40

         11.1     Distribution of Cash Flow From Operations ......       40
         11.2     Distribution Upon Sale or Refinancing ..........       41

XII.     VOLUNTARY TRANSFERS OF LIMITED PARTNER'S INTEREST
         IN THE PARTNERSHIP...................................           41

         12.1     Assignment of Limited Partner's Interest .......       41
         12.2     Effective Date of Transfer .....................       42
         12.3     Invalid Assignment .............................       42
         12.4     Assignee's Rights to Allocations and
                  Distributions ..................................       42
         12.5     Substitution of Assignee as Limited Partner ....       43
         12.6     Death, Bankruptcy, Incompetency, etc.
                  of a Limited Partner ...........................       43
         12.7     Assignment .....................................       43

XIII.    RESIGNATION, REMOVAL AND REPLACEMENT OF GENERAL
         PARTNER ............................................            44

         13.1     Resignation of General Partner .................       44
         13.2     Removal of General Partner .....................       44
         13.3     Admission of Substitute General Partner ........       45
         13.4     Continuing Liability ...........................       46
         13.5     Transfer of Interest ...........................       46
         13.6     Payment to General Partner Upon Resignation,
                  Death or Insanity ..............................       46

XIV.     BOOKS AND ACCOUNTS, REPORTS, TAX RETURNS,
         FISCAL YEAR AND BANKING .............................           48

         14.1     Books and Accounts .............................       48
         14.2     Accounting Reports .............................       49
         14.3     Other Reports ..................................       50
         14.4     Late Reports ...................................       51
         14.5     Annual Site Visits .............................       52
         14.6     Tax Returns ....................................       52
         14.7     Fiscal Year ....................................       52
         14.8     Banking ........................................       52
         14.9     Certificates and Elections .....................       52

XV.      DISSOLUTION, WINDING UP, TERMINATION AND
         LIQUIDATION OF THE PARTNERSHIP ......................           53

         15.1     Dissolution of Partnership .....................       53
         15.2     Return of Capital Contribution upon
                  Dissolution ....................................       53
         15.3     Distributions of Assets ........................       54
         15.4     Deferral of Liquidation.........................       55
         15.5     Liquidation Statement ..........................       55
         15.6     Certificates of Dissolution; Certificate of
                  Cancellation of Certificate of Limited
                  Partnership ...................................        56

XVI.     AMENDMENTS ..........................................           56

XVII. MISCELLANEOUS ......................................               57

         17.1      Voting Rights .................................       57
         17.2      Meeting of Partnership ........................       57
         17.3      Notices .......................................       58
         17.4      Successors and Assigns ........................       58
         17.5      FmHA Regulations ..............................       58
         17.6      Recording of Certificate of Limited
                   Partnership. ..................................       59

         17.7      Amendment of Certificate of Limited
                   Partnership ...................................       59
         17.8      Counterparts ..................................       60
         17.9      Captions ......................................       60
         17.10     Certain Provisions ............................       60
         17.11     Saving Clause .................................       60
         17.12     Number and Gender .............................       61
         17.13     Entire Agreement ..............................       61
         17.14     Governing Law .................................       61
         17.15     Attorney's Fees ...............................       61
         17.16     Receipt of FmHA Correspondence ................       61
         17.17     Security Interest and Right of Set-Off ........       61

EXHIBIT A - Legal Description...................... A-1
EXHIBIT B - Form of Opinion of Counsel............. B-1  -  B-4
EXHIBIT C - Certification and Agreement............ C-1  -  C-4
EXHIBIT D - General Partner Certification.......... D-1  -  D-3
EXHIBIT E - Report of Operations................... E-1  -  E-9

                         AMENDED AND RESTATED AGREEMENT
                            OF LIMITED PARTNERSHIP OF
                           D. HILLTOP APARTMENTS, LTD.


         D. HILLTOP APARTMENTS, LTD., a Texas limited partnership (the "Partnership") recorded a certificate of limited partnership with the Texas Secretary of State on July 25, 1994. A partnership agreement dated July 1, 1994 was entered into by and between DONALD W. SOWELL as the general partner (the "General Partner") and BEATRICE W. SOWELL as the limited partner (the "Original Limited Partner").

         Effective as of the date written below, WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership (the "Limited Partner") has been admitted to the Partnership as successor limited partner and the Original Limited Partner has liquidated its interest in the Partnership. The Limited Partner and the General Partner desire hereby to amend and restate the Limited Partnership Agreement of the Partnership dated July 1, 1994.

     NOW, THEREFORE, in consideration of their mutual agreements herein set forth, the Partners hereby agree to amend and restate the Agreement of Limited Partnership of D. HILLTOP APARTMENTS, LTD. in its entirety to provide as follows:

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 "Accountant" shall mean H.D. Morris Co., Inc., or such other firm of independent certified public accountants as may be engaged by the General Partner with the consent of the Limited Partner to prepare the Partnership income tax returns.

         Section 1.2 "Act" shall mean the Revised Limited Partnership Act of the State.

         Section 1.3 "Actual Tax Credit" shall mean as of any point in time, the total amount of the LIHC actually allocated by the Partnership to the Limited Partner, representing ninety-nine percent (99%) of the LIHCs actually received by the Partnership, as shown on the applicable tax return of the Partnership.

         Section 1.4 "Adjusted Capital Account Deficit" shall mean with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

         (a) Credit to such Capital Account any amounts which such Partner is obligated to restore or is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

         (b) Debit to such Capital Account the items described in Sections 1.704-2(b)(2)(ii)(d)(4), 1.704-2(b)(2)(ii)(d)(5) and 1.704-2(b)(2)(ii)(d)(6) of
the Treasury Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

         Section 1.5 "Affiliate" shall mean (i) any Person directly or indirectly controlling, controlled by, or under common control with another Person; (ii) any Person owning or controlling 10% or more of the outstanding voting securities of such other Person; (iii) any officer, director, trustee, or partner of such other Person; and (iv) if such Person is an officer, director, trustee or general partner, any company for which such Person acts in any such capacity.

         Section 1.6 "Agreement" or "Partnership Agreement" shall mean this Amended and Restated Agreement of Limited Partnership, as it may be amended from time to time.

         Section 1.7 "Assignee" shall mean a Person who has acquired all or a portion of the Limited Partner's beneficial interest in the Partnership and has not become a substitute Limited Partner.

         Section 1.8 "Capital Account" shall mean, with respect to each Partner, the account maintained for such Partner comprised of such Partner's Capital Contribution as increased by allocations of Partnership Income (or items thereof) and any items in the nature of income or gain which are specially allocated pursuant to Article X hereof, and decreased by the amount of any Distributions made to such Partner, and allocations of Partnership Losses (or items thereof) and any items in the nature of expenses or losses which are specially allocated pursuant to Article X hereof.

         In the event of any transfer of an interest in the Partnership in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest, provided that if the transfer of any interest causes a termination of the Partnership pursuant to Code Section 708(b)(1)(B), the Capital Accounts of all Partners, including the transferee, shall be redetermined as of the date of such termination. In such event, the Capital Account of each Partner shall be equal to the net fair market value of its interest as of such date. Subsequent to such redetermination, allocations of Income and Loss with respect to assets held by the Partnership on the date of such redetermination shall be governed by the principles set forth in Code Section 704(c) and the Treasury Regulations.

         The foregoing definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704, and shall be interpreted and applied in a manner consistent with such Treasury Regulation.

         Section 1.9 "Capital Contribution" shall mean the total amount of money, or the initial Gross Asset Value of property (net of liabilities securing such contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code), contributed to the Partnership, if any, by all the Partners or any class of Partners or any one Partner as the case may be (or by a predecessor-in-interest of such Partner or Partners), reduced by any of such capital which shall have been returned pursuant to Section 7.3, 7.4 or 7.5 of this Agreement. A loan to the Partnership by a Partner shall not be considered as a Capital Contribution.

         Section 1.10 "Cash Flow From Operations" shall mean gross receipts (not including Capital Contributions, Sale or Refinancing Proceeds or proceeds of Partnership borrowings) from Partnership operations, determined on a cash basis, less debt payments, capital expenditures to the extent not paid from borrowings or reserves, other reserves pursuant to Section 8.3 and operating expenses associated with rental and maintenance of the Project; but excluding deductions for cost recovery of buildings, improvements and personal property amortization of any financing fees.

         Section 1.11 "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor statute.

         Section 1.12 "Completion of Construction" shall mean the completion of construction of the Project substantially in accordance with the Project
Documents in order to obtain the required certificates of occupancy (or the local equivalent) for all (24) twenty-four units as evidenced by the issuance of the certificate of occupancy by the inspecting architect, the FmHA of the governmental agency having jurisdiction over the Project of by the issuance of the inspecting architect's certification. The construction shall be completed in good workmanlike manner, free and clear of all mechanics, materialmen's or similar liens and the Project shall be equipped with all necessary and appropriate fixtures, equipment and articles of personal property including refrigerators and ranges.

         Section  1.13  "Compliance  Period"  shall mean the period set forth in
Section 42 (i)(1) of the Code, as amended, or any successor statute.

         Section 1.14 "Construction Contract" shall mean the construction contract in the amount of $354,700 entered into between the Partnership and the Contractor pursuant to which the Project is being Constructed.

         Section 1.15 "Construction Loan" shall mean the loan obtained by the Partnership from Midland Mortgage Investment Corporation in the principal amount $371,450 at 8.75% per annum for term of six months to provide funds for the acquisitions, renovation, and/or construction and development of the Project.

         Section 1.16 "Contractor" shall mean D.W. & S. Construction, Inc., which is the general construction contractor of the Project.

         Section 1.17 "Debt Service Coverage" shall mean the ratio between the net operating income and the debt service required to be paid on the Mortgage(s); as example, a 1.15 Debt Service Coverage means that for every $1.00 of debt service required to be paid there must be $1.15 of net operating income available. For purposes of this definition net operating income is the actual receipt on a cash basis by the Partnership of revenues from operations of the Partnership, including, without limitation, rental income (but not any subsidy thereof from the General Partner or an Affiliate thereof), but excluding prepayments, security deposits and interest thereon, less all cash operating obligations of the Partnership (other than those covered by insurance) in accordance with the applicable budget adopted by the Partnership in accordance with Section 14.3(j) of this Agreement (the "Budget"), including, without limitation, the payment of Management Agent fees (which shall be deemed to include that portion of such fees which is deferred and not currently paid) and the funding of reserves in accordance with Article VIII of this Agreement, and a reserve for all taxes or payments in lieu of taxes and any other expenses which may reasonably be expected to be paid in a subsequent period but which on an accrual basis are allocable to the period in question, such as insurance premiums, audit, tax or accounting expenses. Without limiting the generality of the foregoing, the Partnership's gross revenues for purposes of this Section shall not include Capital Contributions, borrowings, any lump-sum payment or any other extraordinary receipt of funds thereby, or interest or any other income earned on investment of its funds, and unless otherwise provided in a Budget, the cash operating obligations of the Partnership shall be deemed to include real estate taxes for the period at the fully assessed rate. A worksheet for the calculation of Debt Service Coverage is found in the Report of Operations exhibit attached to this Agreement and incorporated herein by this reference.

         Section 1.18 "Development Fee" shall mean the fee payable to the General Partner or an Affiliate of the General Partner pursuant to Section 9.2(a) for services incident to the development and construction of the Project, which services shall include, but not be limited to, the negotiations for the payment of any fees and for the permanent financing commitments for the Project; the securing of all necessary approvals and permits for the development and construction of the Project; the selection and negotiation of contracts with the marketing consultant, engineer, architect, general contractor and other professionals, and the supervision of such parties; the payment of the market study or market evaluation report or payment of other depreciable items for tax purposes; the advancing of risk capital to pay for the payment of pre-development activities; and the preparation and submission of the LIHC application.

         Section 1.19 "Distributions" shall mean the total amount of money, or the Gross Asset Value of property (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under
Section 752 of the Code), distributed to Partners with respect to their interests in the Partnership, but shall not include any payments to the General Partner or its Affiliates for fees or other compensation as provided in this Agreement or any guaranteed payment within the meaning of Section 707(c) of the Code, as amended, or any successor thereto.

         Section 1.20 "Equity Loan" shall mean any loan secured by Partnership property (excluding a Mortgage Loan, Refinancing or a Supplemental Loan) for purpose of providing a return of, or a return on, the Partner's Capital Contribution as provided for in FmHA Regulations Section 1965.201 et seq., 42 U.S.C. Section 1485 (Equity Takeout Incentive Loan), as amended from time to time, or other loans approved by the FmHA and Limited Partner. The Equity Loan will not supersede the Mortgage Loan but will be an additional indebtedness on Partnership property. All Equity Loans must be approved by the FmHA and Limited Partner prior to funding of the Equity Loan. The Equity Loan funds shall be distributed as follows: (a) first, payment of pre-approved expenses (which must be commercially reasonable and substantiated) paid to non-Affiliated third parties (unless the Partners consent to the use an Affiliated party) for packaging the Equity Takeout Loan application and for locating and closing the Equity Takeout Loan; (b) second, to the Limited Partner in an amount equal to its Capital Contribution; (c) third, to the General Partner in an amount equal to its Capital Contribution; (d) thereafter, 50% to the Limited Partner and 50% to the General Partner.

         Section 1.21 "Event of Bankruptcy" shall mean the adjudication of bankruptcy or insolvency by a court of competent jurisdiction; the making of an assignment for the benefit of creditors; or the filing of a petition to accomplish any of the foregoing, unless such petition is dismissed within 60 days thereafter; or a like event.

         Section 1.22 "Fair Market Value" shall mean, with respect to any property, real or personal, the price a ready, willing and able buyer would pay to a ready, willing and able seller of the property, provided that such value is reasonably agreed to between the parties in arm's-length negotiations and the parties have sufficiently adverse interests.

         Section 1.23 "Financial Interest" shall mean the General Partner's capital interest in the Partnership to be contributed and maintained pursuant to the requirements of FmHA Instruction 1944-E, Section 1944.211(a)(13)(ii) or any amendments thereto. Such Financial Interest shall not affect the Partners' allocable share of the Profits, Losses, Tax Credits or Cash Flow From Operations as set forth in this Agreement.

         Section 1.24 "First Year Certificate" shall mean the certificate to be filed by the General Partner with the Secretary of the Treasury within 90 days following the close of the first taxable year of the Project as required by Code
Section 42(1)(1), as amended, or any successor thereto.

         Section 1.25 "FmHA" shall mean the Rural Economic and Community Development Services and any successor thereto.

         Section 1.26 "FmHA Interest Credit Agreement" shall mean the Multiple Family Housing Interest Credit and Rental Assistance Agreement (Form FmHA 1944-7 or any successor thereof) between the FmHA and the Partnership whereby the FmHA will provide a monthly credit subsidy to the Partnership's Mortgage account when the Partnership makes each monthly payment on the Mortgage.

         Section 1.27 "FmHA Loan Agreement" shall mean the Loan Agreement for an RRH Loan to a Limited Partnership Operating on a Limited Profit Basis (Form FmHA 1944-34 or any successor thereof) between the FmHA and the Partnership made in consideration of the Mortgage Loan to the Partnership by the FmHA pursuant to
Section 515(b) of the Housing Act of 1949 to build a low to moderate income apartment complex.

         Section 1.28 "General Partner" shall mean DONALD W. SOWELL and such other Persons as are admitted to the Partnership as additional or substitute General Partners pursuant to this Agreement.

         Section 1.29 "Gross Asset Value" shall mean with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

         (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the General Partner, provided that, if the contributing Partner is a General Partner, the determination of the fair market value of a contributed asset shall be determined by appraisal;

         (b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partner, as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g): provided, however, that the adjustments pursuant to clauses (i) and (ii) above shall be made only if the General Partner reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

         (c) The Gross Asset Value of any Partnership asset distributed to any Partner shall be adjusted to equal the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner, provided that, if the distributee is a General Partner, the determination of the fair market value of the distributed asset shall be determined by appraisal; and

         (d) The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and Section 10.3(g) hereof; provided however, that Gross Asset Values shall not be adjusted pursuant to this Section 1.29(d) to the extent the General Partners determines that an adjustment pursuant to Section 1.29(b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.29(d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to
Section 1.29(a), Section 1.29(b), or Section 1.29(d) hereof, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Income and Losses.

         Section 1.30 "Hazardous Substance" shall mean and include any substance, material or waste, including asbestos, petroleum and petroleum products (including crude oil), that is or becomes designated, classified or regulated as "toxic" or "hazardous" or a "pollutant" or that is or becomes similarly designated, classified or regulated, under any federal, state or local law, regulation or ordinance including, without limitation, Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and the regulations adopted and publications promulgated pursuant thereto.

         Section 1.31 "Income and Losses" shall mean, for each taxable year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

         (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Losses pursuant to this definition shall be added to such taxable income or loss;

         (ii) Any expenditures of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Income and Losses pursuant to this definition, shall be subtracted from such taxable income or loss;

         (iii) In the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition thereof, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Income and Losses;

         (iv) Gain or loss resulting from any disposition of Partnership assets with respect to which gain or loss is recognized for federal income purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

         (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation for such fiscal year or other period, computed as provided below; and

         (vi) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 10.3, 10.4, or 10.5 hereof shall not otherwise be taken into account in computing Income or Losses.

Depreciation for each fiscal year or other period shall be calculated as follows: an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period for federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis. Provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

         Section 1.32 "Insurance" shall mean casualty coverage, including but not limited to, fire or other casualty loss to any structure or building on the Project in an amount equal to the full replacement value of the damaged property without deduction for depreciation; shall include comprehensive general liability coverage against liability claims for bodily injury or property damage arising out of Project operations in an amount equal to $1,000,000; and shall include an umbrella liability coverage in an amount equal to $1,000,000 to protect against claims in excess of the limits of the other primary policies required herein. All Insurance policies shall provide that they are not subject to cancellation without 30 days prior written notice to the Limited Partner and shall not contain any co-insurance provisions.

         Section 1.33 "Insurance Company" shall mean any insurance company engaged by the General Partner for the Partnership with the Consent of the Limited Partner which Insurance Company shall have an A rating or better for financial safety by A.M. Best or Standard & Poor's.

         Section 1.34 "Interest" shall mean the entire interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled hereunder and the obligation of such Partner to comply with the terms of this Agreement.

         Section 1.35 "LIHC" shall mean the low-income housing tax credit established by TRA 1986 and which is provided for in Section 42 of the Code, as amended, or any successor thereto.

         Section 1.36 "Limited Partner" shall mean WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership, and such other Persons as are admitted to the Partnership as additional or substitute Limited Partners pursuant to this Agreement.

         Section 1.37 "Liquidation" shall mean with respect to the Partnership the orderly sale and liquidation of the Project and other Partnership property following the first to occur of (a) the date upon which the Partnership is terminated under Section 708(b)(1) of the Code unless continued by a vote of the Partners, (b) the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the purpose of winding up its affairs, paying its debts and distributing any remaining balance to its Partners), or (c) the date this Agreement terminates pursuant to its terms; and means, with respect to a Partner at a time when the Partnership is not in Liquidation, the liquidation of such Partner's interest in the Partnership under Treasury Regulation 1.761-1(d), as amended, or any successor thereto.

         Section 1.38 "Minimum Set-Aside Test" shall mean the 40-60 set-aside test pursuant to Section 42(g), as amended, of the Code with respect to the percentage of apartment units in the Project to be occupied by tenants whose incomes are less than the required percentage of the area median gross income.

         Section 1.39 "Mortgage" or "Mortgage Loan" shall mean the permanent financing of the Project to replace the Construction Loan to be provided pursuant to the FmHA Loan Agreement and the FmHA Interest Credit Agreement, and evidenced by the Mortgage Note.

         Section 1.40 "Mortgage Note" shall mean the Multiple Family Housing Promissory Note (Form FmHA 1944-52 or any successor thereof) whereby the Partnership promises to pay to the FmHA the principal sum of $473,450, plus interest on the principal at the effective rate of one percent per annum over a term of fifty years on the first day of each month.

         Section 1.41 "Nonrecourse Deductions" shall have the meaning given it in Treasury Regulations Section 1.704-2(b)(1).

         Section 1.42 "Nonrecourse Liability" shall have the meaning given it in Treasury Regulations Section 1.704-2(b)(3).

         Section 1.43 "Operating Deficit" for any fiscal year shall mean the total amount by which the sum of the Partnership's operating expenses (defined solely as the expenses incurred in connection with the operation and maintenance of the Project), debt service on the Mortgage Loan and other Partnership debt and net additions to Partnership reserves required or permitted to be maintained under this Agreement for such fiscal year, exceeds the cash revenues received in respect of the operation of the Project for such fiscal year and available reserves.

         Section 1.44 "Operating Deficit Guarantee Period" shall mean the period commencing with the date of this Agreement and ending four years following Completion of Construction.

         Section 1.45 "Original Limited Partner" shall mean BEATRICE W. SOWELL.

         Section 1.46 "Partner" shall mean either the General Partner or the Limited Partner.

         Section 1.47 "Partner Nonrecourse Debt" shall mean the definition set forth in Section 1.704-2(b)(4) of the Treasury Regulations.

         Section 1.48 "Partner Nonrecourse Debt Minimum Gain" shall mean an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability (as defined in Section 1.704-2 (b)(3) of the Treasury
Regulations), determined in accordance with Section 1.704-2(i)(3) of the Treasury Regulations.

         Section 1.49 "Partner Nonrecourse Deductions" shall mean the definition
set  forth  in  Sections   1.704-2(i)(1)   and  1.704-2(i)(2)  of  the  Treasury
Regulations.

         Section 1.50 "Partnership" shall mean the limited partnership continued under this Agreement.

         Section 1.51 "Partnership Administration Fee" shall mean the fee payable to the General Partner pursuant to Section 9.2 for services incident to the administration of the business and affairs of the Partnership, which services shall include, but not be limited to, maintaining the books and records of the Partnership, selecting and supervising the Partnership's accountants, bookkeepers and other Persons required to prepare and audit the Partnership's financial statements and tax returns, and preparing and disseminating reports on the status of the Project and the Partnership, all as required by Article XIV of this Agreement.

         Section 1.52 "Partnership Minimum Gain" shall mean the amount determined by computing, with respect to each nonrecourse liability of the Partnership, the amount of gain, if any, that would be realized by the
Partnership if a reduction occurs in the amount by which the nonrecourse liability exceeds the adjusted basis in the Project encumbered by the nonrecourse liability. Such computation shall be made in a manner consistent with Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d).

         Section 1.53 "Permanent Mortgage Commencement" shall mean the first day on which all of the following have occurred: (a) the Construction Loan shall have been repaid in full; (b) the principal amount, interest and maturity date of the Mortgage and the Mortgage Note shall have been finally determined; and
(c) amortization of the Mortgage shall have commenced.

         Section 1.54 "Person" shall mean an individual, proprietorship, trust, estate, partnership, joint venture, association, company, corporation or other entity.

         Section 1.55 "Project" shall mean the approximately 2.554 acres of land in Palestine, Anderson County, Texas, as more fully described in Exhibit "A" attached hereto and incorporated herein by this reference, and any and all improvements now or hereafter to be constructed thereon, specifically including a twenty-four (24) unit low to moderate income housing complex for family.

         Section 1.56 "Project Documents" shall mean and include all documents delivered to or required by the construction lender and/or FmHA in connection with the development, construction and financing of the Project, including but not limited to, the construction loan agreement, construction contract, FmHA Loan Agreement and FmHA Interest Credit Agreement and the approved plans and specifications for the development and construction of the Project.

         Section 1.57 "Projected Annual Tax Credits" shall mean LIHC in the amount of $21,966 per year for each of the years 1997 through 2006 which the General Partner has projected to be the total amount of LIHC which will be allocated to the Limited Partner by the Partnership, constituting ninety-nine percent (99%) of the aggregate amount of LIHC of $221,880 to be available to the Partnership; provided, however, that if the Actual Tax Credit for 1997 is greater (or less than) $21,966 the Projected Annual Tax Credit for the year 2006 shall be reduced (increased) by an amount equal to the amount by which the Actual Credit for 1997 exceeds (is less than) $21,966.

         Section 1.58 "Qualified Income Offset Item" shall have the meaning set forth in Treasury Regulation Section 1.704-1(b)(2)(ii)(d), or any successor provision.

         Section 1.59 "Qualified Tenants" shall mean any tenants who have incomes of 60% or less of the area median gross income, as adjusted for family size, so as to make the Project eligible for LIHC.

         Section 1.60 "Refinancing" shall mean the refinancing of the Project so as to retire the Mortgage Note and create a new permanent lender who shall hold a first deed of trust on the Project. No Refinancing shall be permitted without approval from the Limited Partner.

         Section 1.61 "Rent  Restriction  Test" shall mean the test  pursuant to
Section 42 of the Code whereby the gross rent charged to tenants of the low-income apartment units in the Project must not exceed 30% of the applicable income standards.

         Section 1.62 "Sale" shall mean and include the sale, exchange, condemnation or similar eminent domain taking, casualty or other disposition of all or any portion of the Project which is not in the ordinary course of business, and the sale of easements, rights of way or similar interests in the Project or any other similar items which in accordance with the accounting methods used by the Partnership are attributable to capital; provided, however, that "Sale" shall not refer to any transaction to the extent gain or loss is not recognized, or is elected not to be recognized, under any applicable section of the Code.

         Section 1.63 "Sale or Refinancing Proceeds" shall mean the net cash (including both principal and interest) realized by the Partnership from a Sale or Refinancing, after retirement of applicable Mortgage debt, payment of all expenses related to the transaction, other than the sales preparation fee which may be payable to the General Partner or its Affiliates pursuant to Section 9.2, and payment of or provision for other Partnership debts and obligations.

         Section 1.64 "State" shall mean the State of Texas.

         Section 1.65 "State Tax Credit Agency" shall mean the allocation by the appropriate state agency of LIHC with respect to the Project.

         Section 1.66 "Substitute Limited Partner" shall mean any Person who is admitted to the Partnership as a Limited Partner pursuant to Section 12.5 or acquires the Interest of the Limited Partner pursuant to Section 7.3 of this Agreement.

         Section 1.67 "Tax Credit" shall mean any credit permitted under the Code or the law of any state against the federal or a state income tax liability of any Partner as a result of activities or expenditures of the Partnership including, without limitation, LIHC.

         Section 1.68 "Tax Credit Conditions" shall mean, for the duration of the Compliance Period, any and all restrictions including, but not limited to, applicable federal, state and local laws, rules and regulations, which must be complied with in order to qualify for the Tax Credits or to avoid an event of recapture in respect of the Tax Credits.

         Section 1.69 "TRA 1986" shall mean the Tax Reform Act of 1986.

         Section  1.70  "Treasury   Regulations"   shall  mean  the  Income  Tax
Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                                   ARTICLE II

                                      NAME

         The name of the Partnership shall be "D. HILLTOP APARTMENTS, LTD."

                                   ARTICLE III

                  PRINCIPAL EXECUTIVE OFFICE/AGENT FOR SERVICE

         Section 3.1 Principal Executive Office. The principal executive office of the Partnership is located at 509 Ellen Powell Drive, Prairie View, Texas 77446, or at such other place or places within the State as the General Partner may hereafter designate.

         Section 3.2 Agent for Service of Process. The name of the agent for service of process on the Partnership is Donald W. Sowell, whose address is 509 Ellen Powell Drive, Prairie View, Texas 77446.

                                   ARTICLE IV

                                     PURPOSE

         The purpose of the Partnership is to acquire, construct, own and operate the Project in order to provide, in part, Tax Credits to the Partners in accordance with the provisions of the Code and the Treasury Regulations applicable to LIHC, the rules and regulations of FmHA relating to rural rental housing projects financed or subsidized by FmHA and to sell the Project after the 15-year Tax Credit compliance period. The Partnership shall not engage in any business or activity which is not incident to the attainment of such purpose.

                                    ARTICLE V

                                      TERM

         The Partnership term commenced upon the filing of the Certificate of Limited Partnership in the office of, and on the form prescribed by, the Secretary of State of the State, and shall continue until December 31, 2050 unless terminated earlier in accordance with the provisions of this Agreement or as otherwise provided by law.

                                   ARTICLE VI

                    GENERAL PARTNER'S CONTRIBUTIONS AND LOANS

         Section 6.1 Capital Contribution of General Partner. The General Partner shall make a Capital Contribution in the amount of $14,645.

         Section 6.2 Construction and Operating Obligations.

         (a) The General Partner shall cause Completion of Construction in accordance with the Project Documents, and shall equip the Project or cause the same to be equipped with all necessary and appropriate fixtures, equipment and articles of personal property, including refrigerators and ranges. If costs and expenses necessary to effect Completion of Construction exceed the sum of the Capital Contributions and the proceeds of the Mortgage Note, the General Partner shall be responsible for and shall be obligated to pay such deficiencies and shall, to the extent permitted under the Project Documents and any applicable regulations or requirements of the FmHA, be reimbursed at or prior to Permanent Mortgage Commencement only out of the proceeds designated in this sentence available from time to time after payment of all costs described in this
sentence.   Any  such  advances  not  reimbursed   through  Permanent   Mortgage

Commencement shall not be reimbursable or otherwise change the Interest of any Partner in the Partnership but shall be borne by the General Partner as a Capital Contribution. In the event the General Partner shall fail to fund any such deficiency as required by this Section 6.2(a), any amounts otherwise payable to the General Partner or any of its Affiliates as a Development Fee pursuant to Section 9.2 or any other fee pursuant to this Agreement, shall be applied by the Partnership to meet such obligation of the General Partner. Any such application of funds as described in the immediately preceding sentence shall constitute a payment of the obligation of the fee which such funds have been earmarked to pay, and the obligation of the General Partner to advance such amount under this Section 6.2(a) shall be satisfied to the extent of such application.

         (b) During the Operating Deficit Guarantee Period, the General Partner, as required from time to time, shall provide Operating Loans in amounts necessary to cover any Operating Deficits. Each Operating Loan shall be nonrecourse to the Partners and shall be repayable out of 50% of the available Cash Flow From Operations or Sale or Refinancing Proceeds in accordance with
Article XI of this Agreement. In the event the General Partner shall fail to make any Operating Loans required by this Section 6.2(b), the Partnership shall withhold those funds otherwise payable to the General Partner or its Affiliates pursuant to Section 9.2 ("General Partner Funds") and utilize the withheld funds to meet the obligations of the General Partner pursuant to this Section 6.2(b); any such use of General Partner Funds will be deemed an Operating Loan of the General Partner repayable to the General Partner as aforesaid. Such use of General Partner Funds shall also constitute payment and satisfaction of amounts payable to the General Partner or Affiliates thereof pursuant to Section 9.2, and the obligation of the Partnership to make such payments to the General Partner or its Affiliates pursuant to Section 9.2 shall therefore be deemed satisfied.

         Section 6.3 General Partner Loans. With the prior consent of the Limited Partner, and if approved by the FmHA in accordance with FmHA rules and regulations, the General Partner may loan to the Partnership any sums required by the Partnership and not otherwise reasonably available to it, at a rate of interest not to exceed the lesser of 2% per annum above the then prevailing prime or reference rate charged by Bank of America N.T. & S.A., Main Office, San Francisco, California, or the maximum legal rate. The amount and maturity date of any such loan and the rate of interest thereon shall be evidenced by a written instrument. The General Partner shall not charge a prepayment penalty on any such loan.

                                   ARTICLE VII

                     LIMITED PARTNER'S CAPITAL CONTRIBUTIONS

         Section 7.1 Original Limited Partner. The Original Limited Partner made a Capital Contribution of $100. Effective as of the date of this Agreement, the Original Limited Partner's Interest has been liquidated and the Partnership has reacquired the Original Limited Partner's Interest in the Partnership.

         Section 7.2 Capital Contribution of Limited Partner. The Limited Partner shall make a total Capital Contribution in the amount of $120,814 in cash on the dates and subject to the conditions hereinafter set forth:

         (a) The obligation of the Limited Partner to pay the aforesaid Capital Contribution shall be subject to the satisfaction of the following conditions:

                  (1) prior to the initial payment of the Capital Contribution only, the issuance to the Limited Partner of an opinion of the Partnership's legal counsel, in a form substantially similar to the form of opinion attached hereto as Exhibit "B" and incorporated herein by this reference;

                  (2) prior to the initial payment of the Capital Contribution only, the General Partner shall deliver to the Limited Partner a fully executed Certificate and Agreement in the form attached hereto as Exhibit "C" and incorporated herein by this reference;

                  (3) prior to the initial payment of the Capital Contribution only, the Limited Partner shall obtain from the General Partner, with respect to the Project, Form FmHA 1924-13 (Estimate and Certificate of Actual Cost) and Form FmHA 1930-7 (Statement of Budget, Income and Expenses) a construction pro forma reflecting payment of the construction expenses and an operation pro forma reflecting income and expenses;

                  (4) prior to the due date of each installment of such Capital Contribution except the first payment, the issuance to the Limited Partner of a certificate signed by or on behalf of the General Partner in the form attached hereto as Exhibit "D" and incorporated herein by this reference, dated not more than five days prior to such due date, to the effect that all of the representations and warranties set forth in Section 9.11 are accurate;

                  (5) not later than the Capital Contribution payment referenced in Section 7.2(b)(5), the General Partner shall deliver to the Limited Partner the following: (A) Certificate of Occupancy on all the apartment units in the Project; (B) copy of the recorded grant deed (warranty deed); (C) copy of the policy of title insurance issued at Permanent Mortgage Commencement; (D) an audited construction cost certification with an itemized cost breakdown; (E) copies of all Mortgage Loan agreements; (F) copies of all Mortgage Notes; and
(G) copy of the Declaration of Restrictive Covenants/Extended Use Agreement entered into between the Partnership and the State Tax Credit Agency responsible for allocating the LIHC; and

                  (6) not later than the Capital Contribution payment referenced in Section 7.2(b)(5), the General Partner shall deliver to the Limited Partner Internal Revenue Code Form 8609, or any successor form.

         (b) Provided the conditions of Section 7.2(a) of this Partnership Agreement have been met, the Limited Partner shall make the following Capital
Contributions:

                  (1) The first payment shall equal $24,163 and will be payable upon verification of Tax Credit reservation, receipt of a commitment for permanent financing, commencement of construction and admittance of the Limited Partner into the Partnership, provided the conditions of Section 7.2(a) of this Agreement have been met;

                  (2) The second payment shall equal $24,163 and will be payable upon 50% Completion of Construction as evidenced by the inspecting architect's certification and the construction draw requests, provided the conditions of
Section 7.2(a) of this Agreement have been met;

                  (3) The third payment shall equal $24,163 and will be payable upon Completion of Construction as evidenced by the inspecting architect's certification or the issuance of a certificate of occupancy and receipt of a letter from the Contractor stating that all amounts payable to the Contractor have been paid in full and that the Partnership is not in violation of the Construction Contract, provided the conditions of Section 7.2(a) of this Agreement have been met;

                  (4) The fourth payment shall equal $24,163 and will be payable the date the Project maintains a debt coverage ratio of 1.15 for 60 consecutive days, delivery to the Limited Partner of all income verification data insuring that 100% of the units in the Project qualify under Section 42 of the Code and delivery to the Limited Partner of the final Mortgage closing documents, provided the conditions of Section 7.2(a) of this Agreement have been met; and

                  (5) The final payment shall equal $24,162 and will be payable after the above conditions have been met and delivery of the Accountant's final tax return in which Tax Credits are taken and Internal Revenue Form 8609, provided the conditions of Section 7.2(a) of this Agreement have been met.

         Section 7.3 Repurchase of Limited Partner's Interest. Within 60 days after receipt of written demand therefor from the Limited Partner, the Partnership shall repurchase the Limited Partner's interest in the Partnership by refunding to it in cash the full amount of the Capital Contribution which the Limited Partner has theretofore made in the event that, for any reason, the Partnership shall fail to:

         (a)      receive an allocation of LIHC;

         (b) cause the Project to be placed in service by December 31, 1996;

         (c) achieve 90% occupancy of the Project by Qualified Tenants by January 1997;

         (d) obtain the closing of the permanent Mortgage Loan by December 31, 1996;

         (e) meet both the Minimum Set-Aside Test and the Rent Restriction Test not later than December 31 of the first year the Partners elect the LIHC to commence in accordance with the Code;

         (f) continue to meet both the Minimum Set-Aside Test and the Rent Restriction Test during the period when the Limited Partner is required to make its Capital Contribution to the Partnership;

         (g)      obtain the 1994 Tax Credit carry over allocation; and

         (h) obtain the approval of FmHA, if required, to the amendment of the Limited Partnership Agreement reflected in this Agreement.

         Section 7.4 Reduction of Capital Contribution.

         (a) As evidenced by IRS Form 8609 and the audited construction cost certification, if the Limited Partner's 99% interest in the Tax Credit is less than $219,661 then the Capital Contribution provided for in Section 7.2 shall be reduced by the amount which will make the total Capital Contribution to be paid by the Limited Partner to the Partnership equal to 55% of the total Tax Credits allocated to the Limited Partner. In the event there is a reduction in the Capital Contribution pursuant to this Section 7.4, Projected Tax Credits shall thereafter be referred to as the "Revised Projected Tax Credits."

         (b) If the Capital Contribution of the Limited Partner is to be reduced pursuant to this Section 7.4 during the period when the Limited Partner is required to make its Capital Contribution, then the amount of the reduction shall be applied to the next Capital Contribution owed by the Limited Partner. If the Capital Contribution reduction referenced in this Section 7.4 is greater than the balance of the Limited Partner's Capital Contribution payments ("Reduction Shortfall") then the amount of the Reduction Shortfall shall be paid by the General Partner to the Limited Partner within ninety days of the General Partner receiving notice of the Reduction Shortfall from the Limited Partner.

         (c) The General Partner will use its best efforts to rent 100% of the Project's apartment units to Qualified Tenants over the fifteen (15) year LIHC life. If at any time the Accountants determine that the Actual Tax Credit for any fiscal year or portion thereof is less than the Projected Tax Credit, or the Revised Projected Tax Credit, if applicable, pertaining to such fiscal year or portion thereof, then the Capital Contribution of the Limited Partner shall be reduced by an amount equal to the difference between (A) Projected Tax Credits, or the Revised Projected Tax Credits, if applicable, and (B) the Actual Tax Credit. Any reduction in Capital Contribution shall first be applied to reduce the Limited Partner's next Capital Contribution, and any portion of such reduction in excess of such Capital Contribution shall be applied to reduce succeeding Capital Contributions of the Limited Partner. If no further Capital Contribution payments are due and owing from the Limited Partner, then the entire amount of such reduction shall be repaid by the Partnership to the Limited Partner promptly after demand is made therefore. During the first five calendar years of Partnership operations, the General Partner is obligated to provide such funds to the Partnership as shall be necessary to cause the aforesaid payment to be made by the Partnership to the Limited Partner.

         (d) In the event that, for any reason, at any time after the first five calendar years of Partnership operations, if the amount of the Actual Tax Credit shall be less than the Projected Tax Credit (or the Revised Projected Tax Credit, if applicable) (the "Credit Shortfall") then there shall be a corresponding reduction in the General Partner's Cash Flow From Operations in an amount equal to the Credit Shortfall and said amount shall be paid to the Limited Partner. In the event there is not sufficient funds to pay the full Credit Shortfall to the Limited Partner at the time of the next Distribution of Cash Flow From Operations then the Limited Partner shall be treated as having made a constructive advance to the Partnership with respect to such year (a "Credit Shortfall Loan"), which shall be deemed to have been made on January 1 of such year. Credit Shortfall Loans shall be deemed to bear simple interest (not compounded) from the respective dates on which such principal advances are deemed to have been made under this Section 7.4(d) at 7% per annum. Credit Shortfall Loans shall be repaid in the next year in which sufficient moneys are available from the General Partner's Cash Flow From Operations. In the event a Sale or Refinancing of the Project occurs prior to repayment in full of the Credit Shortfall Loan then the excess will be paid in accordance with Section 11.2(c).

         Section 7.5 Return of Capital Contribution. From time to time the Partnership may have cash in excess of the amount required for the conduct of the affairs of the Partnership, and the General Partner may, in its sole discretion, determine that such cash should, in whole or in part, be returned to the Limited Partner in reduction of its Capital Contribution. Any Distribution to the Limited Partner pursuant to this Section 7.5, or pursuant to Section 7.4, shall be deemed to have been consented to by the Limited Partner. No such return shall be made:

         (a) Until this Agreement has been amended to reflect such reduction of capital; and

         (b) Unless all liabilities of the Partnership (except those to Partners on account of amounts credited to them pursuant to this Agreement) have been paid or there remain assets of the Partnership sufficient, in the sole discretion of the General Partner, to pay such liabilities.

         Section 7.6 Liability of Limited Partner. The Limited Partner shall not be liable for any of the debts, liabilities, contracts or other obligations of the Partnership. The Limited Partner shall be liable only to make its Capital Contribution in the amounts and on the dates specified in this Agreement and shall not be required to lend any funds to the Partnership or, after its Capital Contribution has been paid, to make any further Capital Contribution to the Partnership.

                                  ARTICLE VIII

                          WORKING CAPITAL AND RESERVES

         Section 8.1 Operation and Maintenance Reserve. The General Partner shall deposit in the Partnership's general fund account, or provide a letter of credit, in an amount required by the FmHA, to be used for initial operating capital as permitted or required by applicable FmHA regulations. Said amount shall be reimbursed, without interest, out of Project funds as shall be authorized in accordance with applicable FmHA regulations, and if not so reimbursed within five years of the deposit, any amount remaining unreimbursed shall be forgiven and shall constitute an ordinary and necessary business expense of the General Partner as part consideration for the payment of the Development Fee.

         Section 8.2 Reserve for Replacements. The General Partner shall fund, establish and maintain a reserve account in an amount required by the FmHA Loan Agreement which funds shall be used in accordance with FmHA Regulation 7 CFR
Part 1930-C, or any successor thereof, as evidenced by the FmHA Loan Agreement.

         Section 8.3 Other Reserves. The General Partner shall establish out of funds available to the Partnership a reserve account sufficient in its sole discretion to pay any unforeseen contingencies which might arise in connection with the furtherance of the Partnership business including, but not limited to,
(a) any rent subsidy required to maintain rent levels in compliance with the Code and applicable FmHA regulations; and (b) any real estate taxes, insurance, debt service or other payments for which other funds are not provided for hereunder or otherwise expected to be available to the Partnership. The General Partner shall not be liable for any good-faith estimate which it shall make in connection with establishing or maintaining any such reserves nor shall the General Partner be required to establish or maintain any such reserves if, in its sole discretion, such reserves do not appear to be necessary.

                                   ARTICLE IX

                             MANAGEMENT AND CONTROL

         Section 9.1 Power and Authority of General Partner. The General Partner shall have complete and exclusive control over the management of the Partnership business and affairs, and shall have the right, power and authority, on behalf of the Partnership, and in its name, to exercise all of the rights, powers and authority of a partner of a partnership without limited partners. If there is more than one General Partner, all acts, decisions or consents of the General Partners shall require the concurrence of all of the General Partners. No actions taken without the authorization of all the General Partners shall be deemed valid actions taken by the General Partners pursuant to this Agreement. If any General Partner should violate this Agreement, he shall indemnify and hold the other General Partners harmless against all obligations and liabilities arising or resulting from or incidental to said violation. No Limited Partner

(except one who may also be a General Partner, and then only in its capacity as General Partner within the scope of its authority hereunder) shall have any right to be active in the management of the Partnership's business or investments or to exercise any control thereover, nor have the right to bind the Partnership in any contract, agreement, promise or undertaking, or to act in any way whatsoever with respect to the control or conduct of the business of the Partnership, except as otherwise specifically provided in this Agreement.

         Section 9.2 Payments to the General Partners and Others.

         (a) The Partnership shall pay to the General Partner or an Affiliate of the General Partner, a Development Fee in the amount of $72,330, which includes interest on the unpaid portion thereof.

         (b) The Partnership shall retain the sum of $48,484 from the proceeds established in Section 7.2(b) of this Agreement to be used for supplemental development costs including, but not limited to, land costs, architectural fees, survey and engineering costs, financing cost, loan fees, building materials and labor, but only to the extent of the difference between the Construction Loan and the Mortgage. If any funds in this Section 9.2(b) are remaining after Completion of Construction and all construction costs are paid in full and the Construction Loan retired, then the remainder shall first be paid to the General Partner as payment toward any unpaid Development Fee and the balance, if any, shall be paid to the General Partner as a reduction of the General Partner's Capital Contribution.

         (c) The Partnership shall pay to an independent third party, the General Partner or an Affiliate of the General Partner a property management fee for the leasing and management of the Project ("Management Agent") so long as such fee does not exceed the amount authorized and approved by FmHA for the Project.

                  (i) The General Partner may, upon receiving any required approval of the Mortgage lender, dismiss the Management Agent as the entity responsible for the Project under the terms of the property management agreement; and, at the request of the Limited Partner, shall remove the Management Agent in the event that the Management Agent experiences an Event of Bankruptcy, is dissolved, or makes an assignment for the benefit of its creditors, or for any intentional misconduct by the Management Agent or failure to exercise reasonable care in the discharge of its duties and obligations as Management Agent, including without limitation, for any action or failure to take any action which:

                           (A)  violates in any material respect any provision
of the  property  management agreement or

                           (B)  violates in any material respect any provision
of this  Agreement or provision of applicable law.

         (d)  The  Partnership  shall  pay to the  Limited  Partner  a fee  (the
"Reporting Fee") commencing in 1997 for its services in connection with the Partnership's accounting matters relating to the Limited Partner and assisting with the preparation of tax returns and the reports required in Sections 14.2 and 14.3 in the annual amount of $400. The Reporting Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Cash Flow From Operations in the manner and priority set forth in Section 11.1; provided, however, that if in any fiscal year commencing in 1997, Cash Flow From Operations is insufficient to pay the full amount of the Reporting Fee, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient Cash Flow From Operations or from the proceeds of a Sale or Refinancing, as provided in Section 11.2(c).

         (e) The Partnership shall pay to the General Partner a Partnership Administration Fee equal to $800 for each fiscal year of the Partnership commencing in 1997 for services incident to the administration of the business and affairs of the Partnership, which services shall include, but not be limited to, maintaining the books and records of the Partnership, selecting and
supervising  the  Partnership's  accountants,   bookkeepers  and  other  Persons
required to prepare and audit the Partnership's financial statements and tax returns, and preparing and disseminating reports on the status of the Project and the Partnership, all as required by Article XIV of this Agreement. The Partnership Administration Fee shall be payable within seventy-five (75) days following each calendar year and shall be payable from Cash Flow From Operations in the manner and priority set forth in Section 11.1. If the Partnership Administration Fee is not paid in any year it shall not accrue for payment in subsequent years.

         Section 9.3 Specific Powers of the General Partner. Subject to other provisions of this Agreement, the General Partner shall have the following powers:

         (a) In the Partnership's name and behalf, the General Partner may acquire (including by fee or real estate contract), hold, sell, transfer, assign, lease or otherwise deal with any real, personal or mixed property, interest therein or appurtenance thereto.

         (b) In the Partnership's name and behalf, the General Partner may employ, contract and otherwise deal with, from time to time, Persons whose services are necessary or appropriate in connection with management and operation of the Partnership business, including, without limitation, contractors, agents, brokers, accountants and attorneys, on such terms as the General Partner shall determine.

         (c) In the Partnership's name and behalf, the General Partner may bring or defend, pay, collect, compromise, arbitrate, resort to legal action or otherwise adjust claims or demands of or against the Partnership.

         (d) In the Partnership's name and behalf, the General Partner may pay as a Partnership expense any and all costs and expenses associated with the formation, development, organization and operation of the Partnership, including the expense of annual audits, tax returns and FmHA, LIHC compliance.

         (e) In the Partnership's name and behalf, the General Partner may deposit, withdraw, invest, pay, retain and distribute the Partnership's funds in a manner consistent with the provisions of this Agreement.

         (f) The General Partner may require in any or all Partnership contracts that the General Partner shall not have any personal liability thereunder but that the Person contracting with the Partnership shall look solely to the Partnership and its assets for satisfaction.

         (g) In the Partnership's name and behalf, the General Partner may execute, acknowledge and deliver any and all instruments to effectuate any of the foregoing.

         Section 9.4 Authority Requirements. During the Compliance Period, the following provisions shall apply:

         (a) Each of the provisions of this Agreement shall be subject to, and the General Partner covenants to act in accordance with, the Tax Credit Conditions and all applicable federal, state and local laws and regulations;

         (b) The Tax Credit Conditions and all such laws and regulations, as amended or supplemented, shall govern the rights and obligations of the Partners, their heirs, executors, administrators, successor and assigns, and they shall control as to any terms in this Agreement which are inconsistent therewith, and any such inconsistent terms of this Agreement shall be unenforceable by or against any of the Partners;

         (c) Upon any dissolution of the Partnership or any transfer of the Project, no title or right to the possession and control of the Project and no right to collect rent therefrom shall pass to any Person who is not, or does not become, bound by the Tax Credit Conditions in a manner that, in the opinion of counsel to the Partnership, would not avoid a recapture thereof on the part of the former owners; and

         (d) Any conveyance or transfer of title to all or any portion of the Project required or permitted under this Agreement shall in all respects be subject to the Tax Credit Conditions and all conditions, approvals or other requirements of the rules and regulations of any authority applicable thereto.

         Section 9.5 Limitations on General Partner's Power and Authority. Notwithstanding the foregoing provisions of this Article IX, the General Partner shall not:

         (a) Except as required by Section 9.4, act in contravention of this Agreement;

         (b) Act in any manner which would make it impossible to carry on the ordinary business of the Partnership;

         (c)      Confess a judgment against the Partnership;

         (d) Possess Partnership property, or assign the Partner's right in specific Partnership property, for other than the exclusive benefit of the Partnership;

         (e) Admit a Person as a General Partner except as provided in this Agreement;

         (f) Admit a Person as a Limited Partner except as provided in this Agreement;

         (g)      Violate the Mortgage Loan or Mortgage Note;

         (h) Cause the Project apartment units to be rented to anyone other than Qualified Tenants;

         (i)      Violate the Minimum Set-Aside Test for the Project;

         (j)      Cause any recapture of the Tax Credits;

         (k) Permit any creditor who makes a nonrecourse loan to the Partnership to have, or to acquire at any time as a result of making such loan, any direct or indirect interest in the profits, income, capital or other property of the Partnership, other than as a secured creditor; or

         (l) Commingle funds of the Partnership with the funds of another Person; provided, however, that the General Partner may establish a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of affiliated limited partnerships, provided that Partnership funds are protected from claims of such other partnerships and/or their creditors.

         Section 9.6 Restrictions on Authority of General Partner. Without the prior approval of the Limited Partner the General Partner shall not:

         (a) Sell, exchange, lease or otherwise dispose of all or a substantial part of the assets of the Partnership;

         (b) Incur indebtedness other than the Mortgage Loan in the name of the Partnership, other than in the ordinary course of the Partnership's business;

         (c) Engage in any transaction not expressly contemplated by this Agreement in which the General Partner has an actual or potential conflict of interest with the Limited Partner;

         (d) Admit a General Partner, or elect to continue the Partnership's business after a General Partner ceases to be a General Partner (other than by removal) where there is no remaining or surviving General Partner;

         (e) Contract away the fiduciary duty owed to the Limited Partner at common law; or

         (f) Take any action which would cause the Project to fail to qualify, or which would cause a termination or discontinuance of the qualification of the Project, as a "qualified low income housing project" under Section 42(g)(1) of the Code, as amended, or any successor thereto, or which would cause the Limited Partner to fail to obtain the Projected Tax Credits or which would cause the recapture of any LIHC.

         Section 9.7 Duties of General Partner. The General Partner agrees that it shall at all times:

         (a) Use its best efforts to rent 100% of the apartments to Qualified Tenants during the Project's "compliance period" for purposes of Code Section 42.

         (b) Diligently and faithfully devote such of its time to the business of the Partnership as may be necessary to properly conduct the affairs of the Partnership;

         (c) File and publish all certificates, statements or other instruments required by law for the formation and operation of the Partnership as a limited partnership in all appropriate jurisdictions;

         (d) Cause the Partnership to carry adequate public liability insurance, comprehensive casualty insurance for not less than the full insurable value of the Project and such other insurance as is generally maintained for properties similar to the Project;

         (e) Have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in its immediate possession or control and not employ or permit another to employ such funds or assets in any manner except for the benefit of the Partnership;

         (f) Comply with all FmHA, Code and state rules and regulations for rural rental housing, LIHC; and

         (g) Perform such other acts as may be expressly required of it under the terms of this Agreement.

         Section 9.8 Partnership Expenses.

         (a) All of the Partnership's expenses shall be billed directly to and paid by the Partnership to the extent practicable. Reimbursements to the General Partner or any of its Affiliates by the Partnership shall be allowed only for the Partnership's operating cash expenses and only subject to the limitations on the reimbursement of such expenses set forth herein. As used in this Section 9.8 the term "operating cash expenses" shall mean, with respect to any fiscal period, the amount of cash disbursed by the Partnership in that period in the ordinary course of business for the payment of its operating expenses, such as expenses for advertising and promotion, management, utilities, repair and maintenance, insurance, Partner communications, legal, accounting, statistical and bookkeeping services, use of computing or accounting equipment, travel and telephone expenses, salaries and direct expenses of Partnership employees while engaged in Partnership business, and any other operational and administrative expenses necessary for the prudent operation of the Partnership. Without limiting the generality of the foregoing, "operating cash expenses" shall include fees paid by the Partnership to the General Partner or any Affiliate of the General Partner permitted by this Agreement and the actual cost of goods, materials and administrative services used for or by the Partnership, whether incurred by the General Partner, an Affiliate of the General Partner or a nonaffiliated Person in performing the foregoing functions. As used in the preceding sentence, "actual cost of goods and materials" means the actual cost of goods and materials used for or by the Partnership and obtained from entities not affiliated with the General Partner, or goods and materials obtained from the General Partner or an Affiliate at competitive rates, provided the same does not violate FmHA rules and regulations, Actual cost of administrative services means the pro rata cost of personnel (as if such persons were employees of the Partnership) associated therewith, but in no event to exceed the amount which would be charged by nonaffiliated Persons for comparable goods and services.

         (b) Reimbursement to the General Partner or any of its Affiliates of operating cash expenses pursuant to Subsection (a) hereof shall be subject to the following:

                  (i) No such reimbursement shall be permitted for services for which the General Partner or any of its Affiliates is entitled to compensation by way of a separate fee; and

                  (ii) No such reimbursement shall be made for (a) rent or depreciation, utilities, capital equipment or other such administrative items, and (b) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any "controlling person" of the General Partner or any Affiliate of the General Partner. For the purposes of this Section 9.7(b)(ii), "controlling person" includes, but is not limited to, any Person, however titled, who performs functions for the General Partner or any Affiliate of the General Partner similar to those of: 1) chairman or member of the board of directors; (2) executive management, such as president, vice president or senior vice president, corporate secretary or treasurer; (3) senior management, such as the vice president of an operating division who reports directly to executive management; or (4) those holding 5% or more equity interest in such General Partner or any such Affiliate of the General Partner or a person having the power to direct or cause the direction of such General Partner or any such Affiliate of the General Partner, whether through the ownership of voting securities, by contract or otherwise.

         Section 9.9 General Partner Expenses. The General Partner or Affiliates of the General Partner shall pay all Partnership expenses which are not permitted to be reimbursed pursuant to Section 9.8 and all other expenses which are unrelated to the business of the Partnership.

         Section 9.10 Other Business of Partners. Any Partner may engage independently or with others in other business ventures of every nature and description, including, without limitation, the acquisition, development, construction, operation and management of real estate projects and developments of every type on their own behalf or on behalf of other partnerships, joint ventures, corporations or other business ventures formed by them or in which they may have an interest, including, without limitation, business ventures similar to, related to or in direct or indirect competition with the Project except if prohibited under a non-competition agreement. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom.

         Section 9.11 Covenants, Representations and Warranties. The General Partner covenants, represents and warrants that the following are presently true and will be true during the term of this Agreement, to the extent then applicable:

         (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of its Limited Partners.

         (b) This Partnership Agreement and the Project Documents are in full force and effect and neither the Partnership nor the General Partner is in material breach or violation of any provisions thereof or of any FmHA regulation.

         (c) Existing improvements, if any, on the Project have been completed substantially in conformity with the Project Documents, and the Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

         (d) Additional  construction on the Project, if any, shall be completed
substantially   in  conformity   with  the  Project   Documents  and  any  other
requirements necessary to obtain Completion of Construction.

         (e) The Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

         (f) No Partner has any personal liability with respect to or has personally guaranteed the payment of the permanent Mortgage.

         (g) The Partnership is in material compliance with all construction and use codes applicable to the Project and is not in violation of any zoning, environmental or similar regulations applicable to the Project.

         (h) All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and will be operating properly for all units in the Project at the time of first occupancy and throughout the term of the Partnership.

         (i) The Project has obtained, or will obtain before Permanent Mortgage Commencement, and will maintain throughout the term of this Partnership Insurance written by an Insurance Company.

         (j) The Partnership owns the fee simple interest in the Project, subject only to liens (except those with respect to which an adequate bond or other financial security has been issued) which, in the aggregate, do not exceed $10,000 and the Mortgage Loan.

         (k) The Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than amounts set forth in the Construction Contract.

         (l) Except as otherwise disclosed to the Limited Partner in writing prior to the execution of this Agreement, to the best of the General Partner's knowledge: (1) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Project and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Project. The General Partner will not install or allow to be installed any aboveground or underground storage tanks on the Project. The General Partner covenants that the Project shall be kept free of Hazardous Materials and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in connection with the normal maintenance and operation of any portion of the Project. The General Partner shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials and shall keep, or cause to be kept, the Project free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The General Partner must promptly notify the Limited Partner in writing (3) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Project, any Improvements constructed on the Project, or the soil, groundwater or soil vapor, (4) if the General Partner or the Partnership may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (5) of any claim made or threatened by any Person, other than a governmental agency, against the Partnership or General Partner arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Project.

         (m) As of the date hereof, at funding of the Construction Loan and upon Permanent Mortgage Commencement, fire and extended coverage insurance for the full replacement value of the Project (excluding the value of the land, site utilities, landscaping and foundations) and worker's compensation and public liability insurance, all in favor of the Partnership, is and will be in full force and effect and will be kept in full force and effect during the term of the Partnership; all such policies shall be amounts and with insurers satisfactory to the permanent lender and shall be paid out of Partnership assets.

         (n) The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits.

         (o) No charges or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or are noted or excepted in the title policy for the Project.

         (p) The buildings on the Project site shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Partners elect the LIHC to commence in accordance the Code.

         (q) No event or proceeding, including, but not limited to, any (A) legal actions or proceedings before any court, commission, administrative body or other governmental authority, and (B) acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (i) materially or adversely affected the operation of the Partnership or the Project (except to the extent that funds are available to the Partnership to correct or cure such event or proceeding); (ii) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (iii) prevented the completion of construction of the improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided that the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General Partner or the Project only insofar as they or any of them are part of the general public.

         (r) Neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and which in the aggregate do not affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

         (s) The General Partner has and shall maintain a net worth equal to at least $500,000.

         The General Partner shall be liable to the Limited Partner for any costs, damages, loss of profits, diminution in the value of its investment in the Partnership, or other losses, of every nature and kind whatsoever, direct or indirect, realized or incurred by the Limited Partner as a result of any material breach of the representations and warranties set forth in this Section 9.10.

                                    ARTICLE X

                    ALLOCATIONS OF INCOME, LOSSES AND CREDITS

         Section 10.1 General. All items includable in the calculation of Income or Loss not arising from a Sale or Refinancing, and all Tax Credits, shall be allocated 99% to the Limited Partner and 1% to the General Partner.

         Section 10.2 Allocations From Sale or Refinancing. All Income and Losses arising from a Sale or Refinancing shall be allocated between the Partners as follows:

         (a)      As to Income:

                  (1) First, an amount of Income equal to the aggregate negative balances (if any) in the Capital Accounts of all Partners having negative Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of Sale or Refinancing Proceeds, but after giving effect to Distributions of Cash Flow From Operations and allocations of Income and Losses pursuant to Section 10.1 for the year) shall be allocated to such Partners in proportion to their negative Capital Account balances until all such Capital Accounts shall have zero balances; and

                  (2) Second, an amount of Income sufficient to increase the Partner's positive Capital Account balance to an amount equal to its Capital Contribution, determined prior to taking into account the Distribution of Sale or Refinancing Proceeds from the Sale or Refinancing but after giving effect to allocations pursuant to Section 10.2(a) resulting from the Sale or Refinancing; and

                  (3) the balance, if any, of such Income shall be allocated 99% to the Limited Partner and 1% to the General Partner.

         (b)      As to Losses:

                  (1) an amount of Losses equal to the aggregate positive balances (if any) in the Capital Accounts of all Partners having positive Capital Accounts (prior to taking into account the Sale or Refinancing and the Distribution of Sale or Refinancing Proceeds, but after giving effect to

Distributions of Cash Flow From Operations and allocations of Income and Losses pursuant to Section 10.1 for the year) shall be allocated to such Partners in proportion to their positive Capital Account balances until all such Capital Accounts shall have zero balances; and

                  (2) the balance of any such Losses shall be allocated 99% to the Limited Partner and 1% to the General Partner.

         (c)  Notwithstanding  the foregoing  provisions of Section  10.2(a) and
(b), in no event shall any Losses be allocated to a Limited Partner if and to the extent that such allocation would create or increase an Adjusted Capital Account Deficit for such Limited Partner. In the event an allocation of 99% of each item includable in the calculation of Income or Loss not arising from a Sale or Refinancing, would create or increase an Adjusted Capital Account Deficit for the Limited Partner, then so much of the items of deduction other than projected depreciation shall be allocated to the General Partner instead of the Limited Partner as is necessary to allow the Limited Partner to be allocated 99% of the items of income and Project depreciation without creating or increasing an Adjusted Capital Account Deficit for the Limited Partner, it being the intent of the parties that the Limited Partner always be allocated 99% of the items of Income not arising from a Sale or Refinancing and 99% of the Project depreciation.

         Section 10.3 Special Allocations. The following special allocations shall be made in the following order:

         (a) Except as otherwise provided in Section 1.704-2(f) of the Treasury Regulations, notwithstanding any other provisions of this Article X, if there is a net decrease in Partnership Minimum Gain during any Partnership fiscal year, each Partner shall be specially allocated items of Partnership Income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner and pursuant thereto. The items to be so allocated shall be determined in accordance with
Section  1.704-2(f)(6)  and  1.704-2(j)(2)  of the  Treasury  Regulations.  This
Section 10.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Treasury Regulations and shall be interpreted consistently therewith.

         (b) Except as otherwise provided in Section 1.704-2(i)(4) of the Treasury Regulations, notwithstanding any other provision of this Article X, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership fiscal year, each Person who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Treasury Regulations, shall be specially allocated items of Partnership Income and gain for such fiscal year (and, if necessary, subsequent fiscal years) in an amount equal to such Person's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Treasury Regulations. This Section 10.3(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Treasury Regulations and shall be interpreted consistently therewith.

         (c) In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6), items of Partnership Income and gain shall be specially allocated to each such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Partner as quickly as possible, provided that an allocation pursuant to this Section 10.3(c) shall be made if and only to the extent that such Partner would have Adjusted Capital Account Deficit after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(c) were not in the Agreement.

         (d) In the event any Partner has a deficit Capital Account at the end of any Partnership fiscal year which is in excess of the sum of (i) the amount such Partner is obligated to restore, and (ii) the amount such Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Partner shall be specially allocated items of Partnership Income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this
Section 10.3(d) shall be made if and only to the extent that such Partner would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 10.3 have been tentatively made as if this Section 10.3(d) and Section 10.3(c) hereof were not in the Agreement.

         (e) Nonrecourse Deductions for any fiscal year shall be specially allocated 99% to the Limited Partner and 1% to the General Partner.

         (f) Any Partner Nonrecourse Deductions for any fiscal year shall be specially allocated to the General Partner or Limited Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i)(1).

         (g) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of his interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or Loss (if the adjustment decreases such basis) and such gain or Loss shall be specially allocated to the General Partner and the Limited Partner in accordance with their interests in the Partnership in the event that Treasury Regulations Section 1.704-1 (b)(2)(iv)(m)(2) applies, or to the Partner to whom such distribution was made in the event that Treasury Regulations
Section 1.704-1(b)(2)(iv)(m)(4) applies.

         (h) To the extent the Partnership has taxable interest income with respect to any promissory note pursuant to Section 483 or Section 1271 through 1288 of the Code:

                  (a) Such interest income shall be specially allocated to the Limited Partner to whom such promissory note relates; and

                  (b) The amount of such interest income shall be excluded from the Capital Contributions credited to such Partner's Capital Account in connection with payments of principal with respect to such promissory note.

         (i) In the event the adjusted tax basis of any Code Section 38 property that has been placed in service by the Partnership is increased pursuant to Code
Section 50(c), such increase shall be specially allocated among the Partners (as an item in the nature of income or gain) in the same proportions as the investment tax credit that is recaptured with respect to such property is shared among the Partners.

         (j) Any reduction in the adjusted tax basis (or cost) of Partnership Code Section 38 property pursuant to Code Section 50(c) shall be specially allocated among the Partners (as an item in the nature of expenses or losses) in the same proportions as the basis (or cost) of such property is allocated pursuant to Treasury Regulations Section 1.46-3(f)(2)(i).

         (k) Any Income, Loss, or deduction realized as a direct or indirect result of the issuance of an Interest in the Partnership by the Partnership to a Partner (the "Issuance Items") shall be allocated amount the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Partner, shall be equal to the net amount that would have been allocated to each such Partner if the issuance items had not been realized.

         (l) If any Partnership expenditure treated as a deduction on its federal income tax return is disallowed as a deduction and treated as a distribution pursuant to Section 731(a) of the Code, there shall be a special allocation of gross income to the Partner deemed to have received such distribution equal to the amount of such distribution.

         (m) The allocation to the General Partner of each material item of Partnership income, loss, deduction or credit will not be less than 1% of each such item at all times during the existence of the Partnership.

         (n) Interest deduction on the Partnership indebtedness referred to in
Section  6.3  shall  be allocated 100% to the General Partner.

         Section 10.4 Curative Allocations. The allocations set forth in Sections 10.3(a), 10.3(b), 10.3(c), 10.3(d), 10.3(e), 10.3(f), and 10.3(g)
hereof (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership Income, gain, Loss, or deduction pursuant to this Section 10.4. Therefore, notwithstanding any other provision of the Article X (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership Income, gain, Loss, or deduction in whatever manner the General Partner determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 10.3(h), 10.3(i), 10.3(j), 10.3(k) and
10.5. In exercising its discretion under Section 10.4, the General Partner shall take into account future Regulatory Allocations under Section 10.3(a) and 10.3(b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 10.3(e) and 10.3(f).

         Section 10.5 Other Allocation Rules.

         (a) The basis (or cost) of any Partnership Code Section 38 property shall be allocated among the Partners in accordance with Treasury Regulations
Section 1.46-3 (f)(2)(i). All Tax Credits (other than the investment tax credit) shall be allocated among the Partners in accordance with applicable law. Consistent with the foregoing, the Partners intend that LIHTC will be allocated 99% to the Limited Partner and 1% to the General Partner.

         (b) In the event Partnership Code Section 38 property is disposed of during any taxable year, profits for such taxable year (and, to the extent such profits are insufficient, profits for subsequent taxable years) in an amount equal to the excess, if any, of (i) the reduction in the adjusted tax basis (or cost) of such property pursuant to Code Section 50(c), over (ii) any increase in the adjusted tax basis of such property pursuant to Code Section 50(c) caused by the disposition of such property, shall be excluded from the profits allocated pursuant to Section 10.1 hereof and shall instead be allocated among the Partners in proportion to their respective shares of such excess, determined pursuant to Section 10.3(i) and 10.3(j) hereof. In the event more than one item of such property is disposed of by the Partnership, the foregoing sentence shall apply to such items in the order in which they are disposed of by the Partnership, so the profits equal to the entire amount of such excess with respect to the first such property disposed of shall be allocated prior to any allocations with respect to the second such property disposed of, and so forth.
         (c) For purposes of determining the Income, Losses, or any other items allocable to any period, Income, Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

         Section 10.6 Tax Allocations: Code Section 704(c). In accordance with Code Section 704(c) and the Treasury Regulations thereunder, Income, Loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value (computed in accordance with this Agreement).

In the event the Gross Asset Value of any Partnership asset is adjusted pursuant hereto, subsequent allocations of Income, gain, Loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 10.6 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Income, Losses, other items, or distributions pursuant to any provision of this Agreement.

         Section 10.7 Allocation Among Limited Partners and Assignees. In the event that the Interest of the Limited Partner hereunder is at any time held by more than one Limited Partner or Assignee all tax items which are specifically allocated to the Limited Partner for any month pursuant to this Article X shall be apportioned among such Persons according to the ratio of their respective profit-sharing interests in the Partnership at the last day of such month.

         Section 10.8 Allocation Among General Partners. In the event that the Interest of the General Partner hereunder is at any time held by more than one General Partner all tax items which are specifically allocated to the General Partner for any month pursuant to this Article X shall be apportioned among such Persons in such percentages as may from time to time be determined by agreement among them without amendment to this Agreement or consent of the Limited Partner.

         Section 10.9 Modification of Allocations. The provisions of Articles X and XI and other provisions of this Agreement are intended to comply with Treasury Regulation Section 1.704 and shall be interpreted and applied in a manner consistent with such section of the Treasury Regulations. In the event that the General Partner determines, in its sole discretion, that it is prudent to modify the manner in which the Capital Accounts of the Partners and Assignees, or any debit or credit thereto, are computed in order to comply with such section of the Treasury Regulations, the General Partner may make such modification, to the minimum extent necessary, to effect the plan of allocations and Distributions provided for elsewhere in this Agreement. Further, the General Partner shall make any appropriate modifications in the event it appears that unanticipated events (e.g., the existence of a Partnership election pursuant to Code Section 754) might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704.

                                   ARTICLE XI

                                  DISTRIBUTION

         Section 11.1 Distribution of Cash Flow From Operations.

         Cash Flow From Operations for each fiscal year shall be distributed within seventy-five (75) days following each calendar year and shall be applied in the following order of priority:

                  (a) To the payment of the current Reporting Fee and then to the payment of any accrued Reporting Fees which have not been paid in full from previous years;

                  (b) To the payment of the Partnership Administration Fee; and

                  (c) The balance thereof, if any, shall be distributed annually 99% to the Limited Partner and 1% to the General Partner.

         Section 11.2 Distribution Upon Sale or Refinancing. Provided the Distribution is not determined to be a liquidating distribution pursuant to Treasury Regulation 1.704-1(b)(2)(ii)(g), funds available for distribution upon Sale or Refinancing shall be distributed in the following order:

         (a) To the payment of the Mortgage Note and other matured debts and liabilities of the Partnership, if applicable;

         (b) To the payment of any other priority debt in accordance with State law;

         (c) To any accrued payments or loan repayments owing to the Partners, to be paid prorata if necessary;

         (d) To the establishment of any reserves which the General Partner shall deem reasonably necessary for contingent, unmatured or unforeseen liabilities or obligations of the Partnership;

         (e) To the Limited Partner in an amount equal to its Capital Contribution;

         (f) To the General Partner in an amount equal to its Capital Contribution; and

         (g) Thereafter, 50% to the Limited Partner and 50% to the General Partner.

                                   ARTICLE XII

                         VOLUNTARY TRANSFERS OF LIMITED
                      PARTNER'S INTEREST IN THE PARTNERSHIP

         Section 12.1 Assignment of Limited Partner's Interest. The Limited Partner shall not have the right to assign all or any part of its interest in the Partnership to any other Person, whether or not a Partner, except:

         (a) By a written instrument in form and substance satisfactory to the General Partner and its counsel, setting forth the name and address of the proposed transferee, the nature and extent of the interest which is proposed to be transferred and the terms and conditions upon which the transfer is proposed to be made, stating that the Assignee accepts and agrees to be bound by all of the terms and provisions of this Agreement, and providing for the payment of all reasonable expenses incurred by the Partnership in connection with such assignment, including but not limited to the cost of preparing any necessary or appropriate amendment to this Agreement;

         (b) Upon consent of the General Partner to such assignment, which shall not be unreasonably withheld;

         (c) Upon receipt by the General Partner of an opinion of counsel acceptable to the General Partner that such assignment complies with all applicable federal and state securities laws; and

         (d) Upon receipt by the General Partner of the Assignee's written representation that the Partnership interest is to be acquired by him for his own account for long-term investment and not with a view toward resale, fractionalization, division or distribution thereof.

         THE LIMITED PARTNERSHIP INTEREST DESCRIBED HEREIN HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED OR UNDER ANY STATE
SECURITIES  LAW. THE INTEREST  MAY NOT BE SOLD OR OTHERWISE  TRANSFERRED  UNLESS
REGISTERED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         Section 12.2 Effective Date of Transfer. Any assignment of a Limited Partner's interest pursuant to Section 12.1 shall become effective as of the last day of the calendar month in which the last of the conditions in Section
12.1 to such assignment are satisfied.

         Section 12.3 Invalid Assignment. Any purported assignment of an interest of a Limited Partner otherwise than in accordance with Section 12.1 or
Section 12.6 shall be of no effect as between the Partnership and the purported assignee and shall be disregarded by the General Partner in making allocations and Distributions hereunder.

         Section 12.4 Assignee's Rights to Allocations and Distributions. An Assignee shall be entitled to receive allocations of Partnership tax items and Distributions from the Partnership attributable to the Partnership interest acquired by reason of any permitted assignment from and after the first day of the calendar month following the month which ends with the effective date of the transfer of such interest as provided in Section 12.2. The Partnership and the General Partner shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for allocations of Partnership items and Distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership.

         Section 12.5 Substitution of Assignee as Limited Partner.

         (a) An Assignee shall not have the right to become a substitute Limited Partner in place of his assignor unless the written consent of the General Partner to such substitution shall have been obtained, which consent, in the General Partner's absolute discretion, may be withheld. No consent or other action of any non-assigning Limited Partner shall be required for the admission to the Partnership of any substitute Limited Partner.

         (b) A nonadmitted Assignee of a Limited Partner's interest in the Partnership under an assignment complying with Section 12.1 shall only be entitled to receive that share of allocations, Distributions and the return of Capital Contribution to which its transferor would otherwise be entitled with respect to the interest transferred, and shall have no right to obtain any information on account of the Partnership's transactions, to inspect the Partnership's books and records or have any other of the rights and privileges of a Limited Partner, provided, however, that the Partnership shall, if an Assignee and assignor jointly advise the General Partner in writing of a transfer of an interest in the Partnership complying with Section 12.1, furnish the Assignee with pertinent tax information at the end of each fiscal year of the Partnership.

         (c) The General Partner may elect to treat an Assignee of a Partnership interest who has not become a substitute Limited Partner as a substitute Limited

Partner in the place of its Assignor should it deem in its absolute discretion that such treatment is in the best interest of the Partnership.

         Section 12.6 Death, Bankruptcy, Incompetency, etc. of a Limited Partner. Upon the death, dissolution, adjudication of bankruptcy, insanity or adjudication of incompetency of a Limited Partner, such Partner's executors, administrators or legal representatives shall have all the rights of a Limited Partner for the purpose of settling or managing such Partner's estate, including such power as such Partner possessed to assign his Interest as a Partner. However, such executors, administrators or legal representatives will not have the right to become substitute Limited Partners in the place of their predecessor-in-interest unless the General Partner consents in accordance with
Section 12.5(a).

         Section 12.7 Assignment. For purposes of this Article XII, "assign" and "assignment" shall mean any grant, vesting, conveyance, or transfer whatsoever of any interest whatsoever (including without limitations security interests), whether by operation of law or consensually, gratuitously or for considerations.

                                  ARTICLE XIII

                     RESIGNATION, REMOVAL AND REPLACEMENT OF
                                 GENERAL PARTNER

         Section 13.1 Resignation of General Partner. The General Partner may resign only with the prior written approval of the Limited Partner and, if required by applicable FmHA regulations, the FmHA. The Consent of the Limited Partner shall be conditioned upon the agreement of one or more successor General Partners who satisfy the requirements of Section 13.3 of this Agreement to be admitted as substitute General Partner(s).

         Section 13.2 Removal of General Partner.

         (a) Subject to the limitations imposed on the Project and the Partnership by applicable FmHA regulations, the Limited Partner may remove the General Partner:

                  (1)      For cause if such General Partner has:

                           (A)      Been subject to an Event of Bankruptcy;

                           (B)      Committed  any fraud,  willful  misconduct,
breach of fiduciary duty or other grossly negligent conduct in the performance of its duties under this Agreement;

                           (C)      Convicted of, or entering into a plea of
guilty to a felony;

                           (D)      Made personal use of Partnership funds or
properties;

                           (E)      Violated  the  terms of the FmHA  loan
Agreement, the FmHA Interest Credit Agreement or any FmHA rule or regulation applicable to the Partnership Mortgage Note, and such violation prompts the FmHA to issue a default letter or acceleration notice to the Partnership or General Partner and such conduct caused the Partnership to suffer an uninsurable loss;

                           (F)      Breached any  representation,  warranty or
covenant contained in this Agreement or failed to perform any action which may be required by this Agreement and such conduct caused the Partnership to suffer an uninsurable loss;

                           (G)      Violated any federal or state tax law which
causes a recapture of LIHC; or

                           (H)      Failed  during  any  six-month  period
during the first 15 years of Project operations to cause at least 85% of the total apartment units in the Project to qualify for LIHC, unless such failure is the result of fire, flood, earthquake or other act of God or unless such failure is cured within 120 days after the end of the six-month period.

         (b) Written notice of the removal for cause of the General Partner shall be served upon the General Partner either by certified or by registered mail, return receipt requested, or by personal service. Such notice shall set forth the reasons for the removal, if any, and the date upon which the removal is to become effective.

         (c) Upon receipt of such the notice of removal for cause, the General Partner shall cause an accounting to be prepared covering the transactions of the Partnership from the end of the previous fiscal year through the date of receipt of such notice, and thereafter it shall not sell or dispose of Partnership assets in the ordinary course of business of the Partnership or otherwise unless such sale or disposition is subject to a contract entered into by and binding upon the Partnership prior to the date upon which such notice was received by the General Partner. If possible, the accounting shall be completed by the effective date of the removal and shall be in sufficient detail to accurately and fully reflect the earnings or losses for the period and the financial condition of the Partnership. The expenses of the accounting shall be borne by the General Partner.

         (d) The removal of the General Partner for cause shall become effective upon the date set forth in the notice. Such General Partner shall (i) cease to be a Partner of, or have any further interest in, the Partnership as of the effective date of the removal; (ii) be entitled to receive as its sole compensation for its interest in the Partnership an amount equal to its Capital Account balance as of the effective date of the removal, payable upon the dissolution and termination of the Partnership after all of the Partners have been distributed the positive balances in their Capital Accounts; and (iii) remain liable to restore any deficit balance in its Capital Account as of the date of its removal as provided in Section 15.3(b) of this Agreement.

         Section 13.3 Admission of Substitute General Partner. No Person shall be admitted as a substitute General Partner unless (i) such Person shall have agreed to become a substitute General Partner by a written instrument which shall include the acceptance and adoption of this Agreement; (ii) the Limited Partner and, if required by FmHA regulations applicable to the Partnership, FmHA shall have consented in writing to the admission of such Person as a substitute General Partner; (iii) such Person shall acquire and agree to maintain the Financial Interest in the Partnership, if any, required by applicable FmHA regulations; (iv) such Person, if a corporation, shall satisfy the "safe harbor" guidelines established by Revenue Procedure 89-12, 1989-7 I.R.B. or any successor Revenue Procedure; and (v) such Person shall have executed and acknowledged any other instruments which the withdrawing General Partner shall reasonably deem necessary or appropriate to affect the admission of such Person as a substitute General Partner. If the foregoing conditions are satisfied, this Agreement shall be amended in accordance with the provisions of the Act, and all other steps shall be taken which are reasonably necessary to effect the withdrawal of the withdrawing General Partner and the substitution of the substitute General Partner. Nothing contained herein shall reduce the Limited Partner's interest in the Partnership.

         Section 13.4 Continuing Liability. In the event a General Partner is removed or otherwise withdraws from the Partnership or sells, transfers or assigns its entire interest pursuant to this Article XIII, such General Partner shall be, and shall remain, liable for all obligations and liabilities incurred as General Partner prior to the effective date of such event to the extent the time for performance thereof has accrued by such date, but shall otherwise be free of any obligation or liability incurred as General Partner.

         Section 13.5 Transfer of Interest. Except as otherwise provided herein, the General Partner may not assign, transfer, mortgage or sell any portion of its interest in the Partnership, or enter into any agreement as the result of which any Person shall become interested in the Partnership, without the consent of the Limited Partner. A transferee of the General Partner's interest in the Partnership shall not become a General Partner unless admitted in accordance with Section 13.3.

         Section 13.6 Payment to General Partner Upon Resignation, Death or Insanity.

         (a) Upon the resignation of the General Partner pursuant to Section 13.1, or the death or insanity of the General Partner if an individual, or dissolution of the General Partner if a corporation, partnership, trust or other form of legal entity, and if the business of the Partnership is to be continued with one or more successor or additional General Partner(s), the Partnership shall have the right, with the approval of the Limited Partner and FmHA, if required, but not the obligation, to liquidate such General Partner's Partnership Interest upon payment to such General Partner of the Fair Market Value of such Interest as determined by two independent appraisers. If the Partnership does not liquidate the General Partner's Partnership Interest pursuant to the previous sentence, then the General Partner shall retain the same Interest in the Income, Losses, Tax Credits, Distributions and Capital of the Partnership as it previously held under this Agreement, but such Interest shall be held as a special limited partner; and the General Partner shall not be personally liable for Partnership debts incurred after such General Partner's general partner Interest is liquidated. The resigning General Partner or its representative as the case may be shall choose one appraiser and the successor or continuing General Partner(s) shall choose one appraiser. If such appraisers cannot agree upon the Fair Market Value of the General Partner's Partnership Interest within 30 days after liquidation of the General Partner's Interest, the two appraisers so chosen shall jointly choose a third appraiser. The Fair Market Value of the General Partner's Partnership Interest shall be the appraisal submitted by the third appraiser whose determination shall be final and binding. Each of the parties shall compensate its own appraiser and the compensation of the third appraiser shall be borne equally by such parties. If the continuing or successor General Partner(s) fail to choose an appraiser, the Fair Market Value of the General Partner's Partnership Interest shall be determined by the appraiser chosen by the resigning General Partner or its representative as the case may be. If the General Partner fails to choose an appraiser, the Fair Market Value of the General Partner's Partnership Interest shall be determined by the appraiser chosen by the continuing or successor General Partner(s).

         (b) The purchase price of the General Partner's Partnership Interest upon resignation, dissolution, death or insanity, as determined pursuant to
Section 13.6(a), shall be paid by the Partnership by delivering to the General Partner or its representative as the case may be the Partnership's unsecured promissory note bearing interest at a rate which is equal to the lesser of 2% per annum in excess of the then prevailing prime or reference rate charged by Bank of America N.T. & S.A., Main Office, San Francisco, California, or the maximum legal rate. Said note shall be payable upon Liquidation in accordance with state law priority. The note shall also provide that the Partnership may prepay all or any part thereof without penalty. Notwithstanding the foregoing: if such note is delivered following the resignation of the General Partner then
(i) such note shall not bear interest and (ii) the principal payable to the resigned General Partner shall be limited in amount and date of payment to Distributions which such resigned General Partner would have received under this Agreement had the General Partner not resigned.

                                   ARTICLE XIV

                          BOOKS AND ACCOUNTS, REPORTS,
                      TAX RETURNS, FISCAL YEAR AND BANKING

         Section 14.1 Books and Accounts.

         (a) The General Partner shall cause the Partnership to keep and maintain at its principal executive office full and complete books and records which shall include each of the following:

                  (1) a current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the Capital Contribution and the share in profits and losses of each Partner;

                  (2) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed;

                  (3) copies of the Partnership's federal, state and local income tax information returns and reports, if any, for the six most recent taxable years;

                  (4) copies of the original of this Agreement and all amendments thereto;

                  (5) financial statements of the Partnership for the six most recent fiscal years; and

                  (6) the Partnership's books and records for at least the current and past three fiscal years.

         (b) Upon the request of the Limited Partner, the General Partner shall promptly deliver to the Limited Partner, at the expense of the Partnership, a copy of the information set forth in Section 14.1(a)(1), (2) or (4) above. The Limited Partner shall have the right upon reasonable request and during normal business hours to inspect and copy any of the foregoing or any of the other books and records of the Partnership or the Project at its own expense, and, upon reasonable request, to obtain from the General Partner copies of the Partnership's federal, state and local income tax or information returns, promptly after such returns become available.

         Section 14.2 Accounting Reports.

         (a) By March 1 of each calendar year the General Partner shall provide to each Person who was a Limited Partner at any time during the fiscal year ending during that calendar year all tax information necessary for the preparation of his federal and state income tax returns and other tax returns with regard to the jurisdiction(s) in which the Partnership is formed and in which the Project is located.

         (b) By March 1 of each calendar year the General Partner shall send to each Person who was a Limited Partner at any time during such fiscal year: (i) a balance sheet as of the end of such fiscal year and statements of income, Partners, equity and changes in financial position of such fiscal year prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Partnership's accountants; (ii) a report (which need not be audited) of any Distributions made to Persons who were Limited Partners at any time during the fiscal year, separately identifying Distributions from Cash Flow From Operations for the fiscal year, Cash Flow From Operations for prior years, Sale or Refinancing Proceeds and reserves; (iii) a report setting forth the amount of all fees and other compensation and Distributions and reimbursed expenses paid by the Partnership for the fiscal year to the General Partner or Affiliates of the General Partner and the services performed in consideration therefor, which report shall be verified by the Partnership's accountants, with the method of verification to include, at a minimum, a review of the time records of individual employees, the costs of whose services were reimbursed, and a review of the specific nature of the work performed by each such employee, all in accordance with generally accepted auditing standards and, accordingly, including such tests of the accounting records and such other auditing procedures as the accountants consider appropriate in the circumstances; (iv) a copy of the Project's rent roll for the most recent calendar quarter; (v) a statement signed by the General Partner indicating the number of apartment units which are occupied by Qualified Tenants; and (vi) a report of the significant activities of the Partnership during the quarter.

         (c) Within 60 days after the end of each fiscal quarter in which a Sale or Refinancing of the Project occurs, the General Partner shall send to each Person who was a Limited Partner at the time of the Sale or Refinancing a report as to the nature of the Sale or Refinancing and as to the profits and losses for tax purposes and Sale or Refinancing Proceeds arising from the Sale or Refinancing.

         (d) By March 1 of each calendar year of the Partnership, the General Partner shall provide to each person who was a Limited Partner at any time during such fiscal year an audited report of the Project's financial affairs provided the FmHA requires an audit of the Project pursuant to FmHA regulations.

         Section 14.3 Other Reports. The General Partner shall also provide to the Limited Partner:

         (a) During the period of construction, a copy of the initial construction schedule and any updates to the construction schedule, and by the tenth day of each month a copy of the previous month's Construction Loan draw request and the inspecting architect's application and certification of payment (AIA Document G702, or similar form acceptable to the Limited Partner);

         (b) During the rent-up phase, and for a term equal to six months of sustained occupancy of 95% or better, a copy of the previous month's rent roll (through the last day of the month) and a copy of the tenant tax credit compliance worksheet similar to the form in Exhibit "E" attached hereto. Upon request the General Partner will provide to the Limited Partner the information collected by the property management company, or General Partner, verifying the tenant's eligibility for LIHC purposes. The Limited Partner will ask for information on approximately 10% of the tenants unless the circumstances warrant a more thorough review;

         (c) A quarterly tax credit compliance report similar to the worksheet included in Exhibit "E" due on or before April 30 of each year for the first quarter, July 31 of each year for the second quarter, October 31 of each year for the third quarter and January 31 of each year for the fourth quarter. In order to verify the reliability of the information being provided on the compliance report the Limited Partner may request a small sampling of tenant files to be provided. The sampling will include, but not be limited to, copies of tenant applications, certifications and third party verifications used to qualify tenants. If any inaccuracies are found to exist on the tax credit compliance report or any items of noncompliance are discovered then the sampling will be expanded as determined by the Limited Partner.

         (d) By September 15 of each year, an estimate of LIHC for that year;

         (e) If the Project receives a reservation of LIHCs in one year but cannot complete the construction and rent-up until the next year, the General Partner will provide to the Limited Partner an audited cost certification (and backup documents) verifying the Partnership has expended the requisite 10% of the reasonably expected cost basis to meet the carryover test provisions of the Code;

         (f) During the Compliance Period, copies of any certifications which the Partnership must furnish to federal or state governmental authorities administering the Tax Credit programs under Section 42 of the Code including, but not limited to, copies of all annual tenant recertification;

         (g) A quarterly report on operations, in the form attached hereto as Exhibit "E", due on or before April 30 of each year for the first quarter of operations, July 31 of each year for the second quarter of operations, October 31 of each year for the third quarter of operations and January 31 of each year for the fourth quarter of operations which shall include, but is not limited to, an unaudited income statement showing all activity in the reserve accounts required to be maintained pursuant to Section VIII of this Agreement, statement of income and expenses, balance sheet, rent roll as of the end of each calendar quarter of each year, and third party verification of current utility allowance;

         (h) By the annual renewal date of each and every year, an executed original or certified copy of each and every Insurance policy or certificate required by the terms of this Agreement;

         (i) On or before March 15th of each calendar year, the General Partner shall send to the Limited Partner the General Partner's updated financial statement as of December 31 of the previous year;

         (j) On or before November 1 of each calendar year, a copy of the following year's proposed operating budget. Each such budget shall contain an amount required for reserves in accordance with Article VIII and for the payment of real estate taxes, insurance, debt service and other payments; and

         (k) Notice of the occurrence, or of the likelihood of occurrence, of any event which has had or is likely to have a material adverse effect upon the Project or the Partnership, including, but not limited to, any breach of any of the representations and warranties set forth in Section 9.10 of this Agreement, and any inability of the Partnership to meet its cash obligations as they become payable, within ten days after the occurrence of such event.

         Section 14.4 Late Reports. If the General Partner does not cause the Partnership to fulfill its obligations under Sections 14.2 and 14.3 within the time periods set forth therein, the General Partner shall pay as damages the sum of $100.00 per week (plus interest) to the Limited Partner until such obligations shall have been fulfilled. Such damages shall be paid forthwith by the General Partner, and failure to so pay shall constitute a material default of the General Partner hereunder. In addition, if the General Partner shall so fail to pay, the General partner and its Affiliates shall forthwith cease to be entitled to the annual Partnership Management Fee and to the payment of any Cash Flow From Operations to which the General Partner may otherwise be entitled hereunder. Such payments of the annual Partnership Administration Fee and Cash Flow From Operations shall be suspended, and shall be restored only upon payment of such damages in full, and any amount of such damages not so paid shall be deducted against suspended payments of the annual Partnership Administration Fee and Cash Flow From Operations otherwise due to the General Partner under Section 11.1.

         Section 14.5 Annual Site Visits. On an annual basis a representative of the Limited Partner, at the Limited Partner's expense, will conduct a site visit which will include, in part, an examination of the grounds, a review of the office and tenant files and an interview with the property manager.

         Section 14.6 Tax Returns. The General Partner shall cause income tax returns for the Partnership to be prepared and timely filed with the appropriate federal, state and local taxing authorities. The General Partner shall be the tax matters partner for purposes of Section 6231(a)(7) of the Code.

         Section 14.7 Fiscal Year. The fiscal year of the Partnership shall be the calendar year or such other period as may be approved by the Internal Revenue Service for federal income tax purposes.

         Section 14.8 Banking. All funds of the Partnership shall be deposited in a separate bank account or accounts as shall be determined by the General Partner in accordance with FmHA rules and regulations. All withdrawals therefrom shall be made upon checks signed by the General Partner or by any person authorized to do so by the General Partner. The General Partner shall provide to any Partner who requests same the name and address of the financial institution, the account number and other relevant information regarding any Partnership bank account.

         Section 14.9 Certificates and Elections.

         (a) The General Partner shall file the First Year Certificate within 90 days following the close of the taxable year during which Completion of Construction occurs and thereafter shall timely file any certificates which the Partnership must furnish to federal or state governmental authorities administering the Tax Credit programs under Section 42 of the Code.

         (b) The General Partner may, but is not required to, cause the Partnership to make or revoke the election referred to in Section 754 of the Code, as amended, or any similar provisions enacted in lieu thereof.

                                   ARTICLE XV

                      DISSOLUTION, WINDING UP, TERMINATION
                       AND LIQUIDATION OF THE PARTNERSHIP

         Section 15.1 Dissolution of Partnership. The Partnership shall be dissolved upon the expiration of its term or the earlier occurrence of any of the following events:

         (a) The retirement, removal, Event of Bankruptcy, dissolution, death or insanity of the General Partner, unless (i) at the time there is at least one other General Partner who will continue as General Partner, or (ii) within 120 days after the occurrence of any such event all of the Partners elect to continue the business of the Partnership;

         (b) The Sale of the Project and the receipt in cash of the full amount of the proceeds of such Sale;

         (c)      The written election to do so of the Limited Partner; or

         (d)      The Partnership becomes subject to an Event of Bankruptcy.

         Notwithstanding the foregoing, however, in no event shall the Partnership terminate prior to the expiration of its term if such termination would result in a violation of the FmHA Loan Agreement, the FmHA Interest Credit Agreement or any other agreement with or rule or regulation of FmHA to which the Partnership is subject.

         Section 15.2 Return of Capital Contribution upon Dissolution. Except as provided in Sections 7.3 and 7.4 of this Agreement, which provide for a reduction or refund of the Limited Partner's Capital Contribution under certain circumstances, and which shall represent the personal obligation of the General Partner, as well as the obligation of the Partnership, each holder of a Partnership interest shall look solely to the assets of the Partnership for all Distributions with respect to the Partnership (including the return of its Capital Contribution) and shall have no recourse therefor (upon dissolution or otherwise) against the General Partner or any Limited Partner. No Partner shall have any right to demand or receive property other than money upon dissolution and termination of the Partnership.

         Section 15.3 Distributions of Assets. Upon a dissolution of the Partnership, the General Partner (or, if there is no General Partner then remaining, such other Person(s) designated as the liquidator of the Partnership by the Limited Partner or by the court in a judicial dissolution) shall take full account of the Partnership assets and liabilities and shall liquidate the assets as promptly as is consistent with obtaining the fair value thereof.

         (a) Upon dissolution and termination, after payment of, or adequate provision for, the debts and obligations of the Partnership pursuant to Section 11.2(a) through and including 11.2(d), the remaining assets of the Partnership (or the proceeds of sales or other dispositions in liquidation of the Partnership assets, as may be determined by the General Partner or other liquidator) shall be distributed to the Partners in accordance with the positive balances in their Capital Accounts. In order to make a final determination of the Capital Account of each Partner:

                  (1)      the allocations  pursuant to Section 11.2(e),
Section 11.2(f) and Section 11.2(g) shall be made, but not distributed; and

                  (2) the Income and Losses of the Partnership upon Liquidation or dissolution and winding up shall then be allocated among the Partners as set forth in Section 10.2.

         (b) In the event that a General Partner has a deficit balance in its Capital Account following the Liquidation of the Partnership or its interest, as determined after taking into account all Capital Account adjustments for the Partnership taxable year in which such Liquidation occurs, such General Partner shall pay to the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

                  (1) The deficit reduction amount shall be paid by the General Partner by the end of such taxable year (or, if later, within 90 days after the date of Liquidation) and shall, upon Liquidation of the Partnership, be paid to creditors of the Partnership or distributed to other Partners in accordance with their positive Capital Account balances.

         (c) With respect to assets distributed in kind to the Partners in Liquidation or otherwise:

                  (1) unrealized appreciation or unrealized depreciation in the values of such assets shall be deemed to be Income and Losses realized by the Partnership immediately prior to the Liquidation or other Distribution event; and

                  (2) such Income and Losses shall be allocated to the Partners in accordance with Section 10.2 hereof, and any property so distributed shall be treated as a Distribution of an amount in cash equal to the excess of such Fair Market Value over the outstanding principal balance of and accrued interest on any debt by which the property is encumbered.

         (d) For the purposes of Section 15.3(c), "unrealized appreciation" or "unrealized depreciation" shall mean the difference between the Fair Market Value of such assets, taking into account the Fair Market Value of the associated financing but subject to Section 7701(g) of the Code, and the asset's Gross Asset Value. Section 15.3(c) is merely intended to provide a rule for allocating unrealized Income and Losses upon Liquidation or other Distribution event, and nothing contained in Section 15.3(c) or elsewhere in this Agreement is intended to treat or cause such Distributions to be treated as sales for value. The Fair Market Value of such assets shall be determined by an independent appraiser to be selected by the General Partner.

         Section 15.4 Deferral of Liquidation. If at the time of Liquidation the General Partner or other liquidator shall determine that an immediate sale of part or all of the Partnership assets could cause undue loss to the Partners, the liquidator may, in order to avoid loss, either defer Liquidation and retain all or a portion of the assets or distribute all or a portion of the assets to the Partners in kind. In the event that the liquidator elects to distribute such assets in kind, the assets shall first be assigned a value (by appraisal by an independent appraiser) and the unrealized appreciation or depreciation in value of the assets shall be allocated to the Partners, Capital Accounts, as if such assets had been sold, in the matter described in Section 10.2, and such assets shall then be distributed to the Partners as provided herein. In applying the preceding sentence, the Project shall not be assigned a value less than the unamortized principal balance of any loan secured thereby.

         Section 15.5 Liquidation Statement. Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partner or other liquidator, which shall set forth the assets and liabilities of the Partnership as of the date of complete Liquidation. Upon compliance with the distribution plan as outlined in Sections 15.3 and 15.4, the Limited Partner shall cease to be such and the General Partner shall execute, acknowledge and cause to be filed those certificates referenced in Section 15.6.

         Section 15.6 Certificates of Dissolution; Certificate of Cancellation of Certificate of Limited Partnership.

         (a) Upon the dissolution of the Partnership, the General Partner shall cause to be filed in the office of, and on a form prescribed by the Secretary of State of the State, a certificate of dissolution. The certificate of dissolution shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, the event causing the Partnership's dissolution and the date of the dissolution.

         (b) Upon the completion of the winding up of the Partnership's affairs, the General Partner shall cause to be filed in the office of, and on a form prescribed by, the Secretary of State of the State, a certificate of cancellation of the Certificate of Limited Partnership. The certificate of cancellation of the Certificate of Limited Partnership shall set forth the Partnership's name, the Secretary of State's file number for the Partnership, and any other information which the General Partner determines to include therein.

                                   ARTICLE XVI

                                   AMENDMENTS

         Subject to FmHA's consent and approval, if required under the FmHA Loan Agreement or applicable FmHA regulations, this Agreement may be amended at any time by the Limited Partner; provided, however, that this Agreement may be amended to add a substitute Limited Partner only as set forth in Article XII of this Agreement; and provided, further, that, this Agreement may be amended from time to time by the General Partner, without the consent of the Limited Partner, to add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General Partner or Affiliates herein which may be inconsistent with any other provision herein. Notwithstanding the foregoing, no amendment shall change the Partnership to a general partnership; extend the term of the Partnership beyond the date provided for in this Agreement; modify the limited liability of the Limited Partner; allow the Limited Partner to take control of the Partnership's business within the meaning of the Act; reduce or defer the realization of any Partner's interest in Income, Losses, Tax Credits, Distributions, or compensation hereunder, or increase any Partner's obligations hereunder, without the consent of the Partner so affected; or change the provisions of this Article XVI.

                                  ARTICLE XVII

                                  MISCELLANEOUS

         Section 17.1 Voting Rights.

         (a) The Limited Partner shall have no right to vote upon any matters affecting the Partnership, except as provided in this Agreement. Notwithstanding the foregoing, the Limited Partner may, without the concurrence of the General
Partner:

                  (1) Approve, but not initiate, the Sale or Refinancing of the Project;

                  (2) Remove the General Partner for cause pursuant to this Agreement and elect a substitute General Partner;

                  (3) Approve, but not initiate, the dissolution of the Partnership; or

                  (4) Subject to the provisions of Article XVI hereof, amend this Agreement.

         (b) On any matter where the Limited Partner has the right to vote, votes may only be cast at a duly called meeting of the Partnership or through written action without a meeting.

         Section 17.2 Meeting of Partnership. Meetings of the Partnership may be called either: at any time by the General Partner; or upon the General Partner's receipt of a written request from the Limited Partner setting forth the purpose of such meeting. Within ten days after receipt of the Limited Partner's written request for a meeting, the General Partner shall provide all Partners with written notice of the meeting (which shall be at the principal place of business of the Partnership or such other location referenced in the notice) to be held not less than 15 days nor more than 30 days after receipt of such written request from the Limited Partner, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. If the General Partner fails to provide the written notice of the meeting within ten days after receipt of the Limited Partner's request to hold a meeting, then the Limited Partner may provide the written notice of the meeting to all the Partners, which notice shall specify the time and place of such meeting and the purpose or purposes thereof. All meetings and actions of the Limited Partner shall be governed in all respects, including matters relating to notice, quorum, adjournment, proxies, record dates and actions without a meeting, by the applicable provisions of the Act, as shall be amended from time to time.

         Section 17.3 Notices. Any notice given pursuant to this Agreement may be served personally on the Partner to be notified, or may be mailed, first class postage prepaid, to the following address, or to such other address as a party may from time to time designate in writing:

         To the General Partner:    DONALD W. SOWELL
                                    509 Ellen Powell Drive
                                    Prairie View, TX  77446


         To the Limited Partner:    WNC HOUSING TAX CREDIT FUND
                                    V, L.P., SERIES 4
                                    3158 Redhill Ave., Suite 120
                                    Costa Mesa, CA   92626-3416

         Section 17.4 Successors and Assigns. All the terms and conditions of this Agreement shall be binding upon the successors and assigns of the Partners, but shall not inure to the benefit of the successors or assigns of the Partners except as otherwise expressly provided in this Agreement.

         Section 17.5 FmHA Regulations. Notwithstanding any other provisions of this Agreement, the following will take precedence:

         (a) The Partnership is authorized to execute any documents required by FmHA in connection with the FmHA Loan Agreement. The General Partner hereby covenants to act in accordance with the Project Documents. Any incoming General Partner shall, as a condition of receiving a Partnership interest, agree to be bound by the Project Documents, and all other documents executed in connection with the FmHA Loan Agreement to the same extent and on the same terms as any other General Partner. Upon any dissolution, no title or right to possession and control of the Project, and no right to collect the rents therefrom, shall pass to any Person who is not bound in a manner consistent with Section 515 of the Housing Act and the rules and regulations thereunder.

         (b) In the event that any provision of this Agreement in any way tends to contradict, modify or in any way change the terms of the Project Documents or any other agreement related to the Project entered into, or to be entered into, by or on behalf of the Partnership with FmHA, the terms of the Project Documents or such other agreements with FmHA shall prevail and govern.

         (c) Any amendment or revision of this Agreement, transfer of a Partnership interest or other action requiring approval shall be subject to the written approval of FmHA, if such approval is required, and any amendment without the prior written approval of FmHA shall be subject to later amendment to comply with the requirements of FmHA; provided, however, that no such approval of FmHA shall be required for any amendment of this Agreement the sole purpose of which is to provide for the admission of additional or substituted limited partners so long as any such additional or substituted limited partner so admitted shall own in the aggregate less than a 10% limited partner interest in the Partnership.

         (d) Any conveyance or transfer of title to all or any portion of the Project required or permitted under this Agreement shall in all respects be subject to all conditions, approvals and other requirements of FmHA rules and regulations applicable thereto.

         (e) The General Partner will at all times maintain the FmHA required Financial Interest in the Partnership.

         The foregoing paragraphs (a), (b), (c), (d), and (e) will automatically become void and of no further force and effect with respect to FmHA at such time as the Mortgage is no longer being provided by FmHA.

         Section 17.6 Recording of Certificate of Limited Partnership. If the General Partner should deem it advisable to do so, the Partnership shall record in the office of the County Recorder of the county in which the principal place of business of the Partnership is located a certified copy of the Certificate of Limited Partnership, or any amendment thereto, after such Certificate or amendment has been filed with the Secretary of State of the State.

         Section 17.7 Amendment of Certificate of Limited Partnership.

         (a) The General Partner shall cause to be filed, within 30 days after the happening of any of the following events, an amendment to the Certificate of Limited Partnership reflecting the occurrence thereof:

                  (1)      A change in the name of the Partnership.

                  (2) A change in the street address of the Partnership's principal executive office.

                  (3) A change in the address, or the withdrawal, of a General Partner, or a change in the address of the agent for service of process, unless a corporate agent is designated, or appointment of a new agent for service of process.

                  (4) The admission of a General Partner and that Partner's address.

                  (5) The discovery by the General Partner of any false or erroneous material statement contained in the Certificate or any amendment thereto.

         (b) The Certificate of Limited Partnership may also be amended in conformity with this Agreement at any time in any other respect that the General Partner determines.

         (c) The General Partner shall cause the Certificate of Limited Partnership to be amended, when required or permitted as aforesaid, by filing a certificate of amendment thereto in the office of, and on a form prescribed by, the Secretary of State of the State. The certificate of amendment shall set forth the Partnership's name, the Secretary of State's file number for the Partnership and the text of the amendment.

         Section 17.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument which may sufficiently be evidenced by one counterpart.

         Section 17.9 Captions. Captions to and headings of the Articles, Sections and subsections of this Agreement are solely for the conveniences of the parties, are not a part of this Agreement, and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

         Section 17.10 Certain Provisions. If the operation of any provision of this Agreement would contravene the provisions of applicable law, or would result in the imposition of general liability on any Limited Partner, such provisions shall be void and ineffectual.

         Section 17.11 Saving Clause. If any provision of this Agreement, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

         Section 17.12 Number and Gender. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

         Section 17.13 Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and all prior understandings and agreements between the parties, written or oral, respecting this transaction are merged in this Agreement.

         Section 17.14 Governing Law. This Agreement and its application shall be governed by the laws of the State.

         Section 17.15 Attorney's Fees. If a suit or action is instituted in connection with an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover, in addition to costs, such sums as the court may adjudge reasonable as attorney's fees, including fees on any appeal.

         Section 17.16 Receipt of FmHA Correspondence. By their signatures below, the Partners agree that the FmHA and the General Partner shall send to the Limited Partner a copy of any correspondence relative to the Project's noncompliance with the Mortgage Note and FmHA rules and regulations, relative to the acceleration of the Mortgage Note and relative to the disposition of the Project.

         Section 17.17 Security Interest and Right of Set-Off. As security for the performance of the respective obligations to which it may be subject under this Agreement, the Partnership shall have (and each Partner hereby grants to the Partnership) a security interest in all funds distributable to said Partner to the extent of the amount of such obligation. Each Partner, by the execution of this Agreement, irrevocably constitutes and appoints each of the other Partners, with full power of substitution in the premises, his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, acknowledge, deliver, swear to, file and record at the appropriate public offices all financing statements, continuation statements or other documents and amendments thereto which such other Partner deems appropriate to perfect or continue the perfection of the aforesaid security interest. The appointment of each such attorney-in-fact shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon its power to act as contemplated by this

Agreement in any such filing, and shall survive and shall not be affected by the subsequent bankruptcy, death, adjudication of incompetence or insanity, disability, incapacity or dissolution of any Person hereby giving the power nor by the transfer or assignment of all or any part of the interest in the Partnership of any such Person.

         IN WITNESS WHEREOF, this Amended and Restated Agreement of Limited Partnership of D. HILLTOP APARTMENTS, LTD., a Texas limited partnership, is made and entered into as of the 14th day of April 1997.

                                    GENERAL PARTNER


                                    /s/ Donald W. Sowell
                                    DONALD W. SOWELL


                                    WITHDRAWING ORIGINAL LIMITED PARTNER


                                    /s/ Beatrice W. Sowell
                                    BEATRICE W. SOWELL


                                    LIMITED PARTNER


                                    WNC HOUSING TAX CREDIT FUND V,
                                    L.P., SERIES 4
                                    a California limited partnership

                                            By:      WNC & ASSOCIATES, INC.
                                                     General Partner

                                                     By: /s/ John B. Lester, Jr.
                                                         John B. Lester, Jr.
                                                         President

                       EXHIBIT A TO PARTNERSHIP AGREEMENT

                                LEGAL DESCRIPTION

     All that certain tract or parcel of land, a part of the S.G. Wells Survey, Abstract No. 65, Anderson County, Texas, also being a part of that certain called 80.54 acre tract conveyed to James R. Paxton et al by Palestine Industrial Foundation, Inc., August 2, 1977, recorded in Volume 866, Page 397 of the Deed Records of Anderson County, Texas, and being more completely described as follows, to wit:

     BEGINNING at a 1/2" Iron Rod for corner at the Northeast corner of Lot 1 of Bill Richbourg's Addition as Recorded in Envelope No. 159-A of the Plat Records of Anderson County, Texas, in the West Right-of-Way of State Highway Loop No. 256.

     THENCE S 86-9-41 W with the North line of Lot 1 and 2 at Bill Richbourg's Addition and the North line of Academy Apartments a distance of 752.67 feet to a 1/2" Iron Rod for corner;

     THENCE N 3-50-19 W a distance of 260.00 feet to a 1/2" Iron Rod for corner;

     THENCE N 86-9-41 E a distance of 289.34 feet to a 1/2" Iron Rod for corner;

     THENCE S 28-13-35 E a distance of 345.46 feet to a 1/2" Iron Rod for corner in the West R.O.W. line of State Highway Loop No. 256;

     THENCE S 28-13-35 E with the West R.O.W. line of State Highway Loop No. 256 a distance of 65.88 feet to the place of beginning, containing 2.554 acres of land.

                       EXHIBIT B TO PARTNERSHIP AGREEMENT

                              FORM OF LEGAL OPINION


WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4
WNC & Associates, Inc.
3158 Redhill Avenue, Suite 120
Costa Mesa, California  92626

RE:      D. HILLTOP APARTMENTS, LTD.

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the investment by WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership (the "Limited Partner") in D. HILLTOP APARTMENTS, LTD. (the "Partnership"), a Texas limited partnership formed to own, develop, (construct/rehabilitate) finance and operate an apartment complex for low-income persons (the "Apartment Complex") in Palestine, Anderson County, Texas. The general partner(s) of the Partnership (is/are) DONALD W.
SOWELL (the "General Partner(s)").

In rendering the opinions stated below, we have examined and relied upon the following:

         (i)               [Certificate of Limited Partnership];

         (ii)              [Agreement of Limited Partnership] (the "Partnership
                           Agreement");

         (iii) A preliminary reservation letter from [State Allocating Agency] (the "State Agency") dated _________, 199___ conditionally awarding $_______________ in Federal tax credits annually for each of ten years and $_______________ in California tax credits annually for each of four years for the Apartment Complex; and

         (iv) Such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinions referred to in this letter.

For purposes of rendering the opinions stated below we have assumed that, in those cases in which we have not been involved directly in the preparation, execution or the filing of a document, that (a) the document reviewed by us is an original document, or a true and accurate copy of the original document, and has not been subsequently amended, (b) the signatures on each original document are genuine, and (c) each party who executed the document had proper authority and capacity.

Based on the foregoing we are of the opinion that:

         (a)  ________________________,  one  of  the  General  Partners,  is  a
[corporate/partnership] duly formed and validly existing under the laws of the State of _____________________ and has full power and authority to enter into and perform its obligations under the Partnership Agreement. _____________________, one of the other General Partners, is a [corporation/partnership] duly formed and validly existing under the laws of the State of __________________ and has full power and authority to enter into and perform its obligations under the Partnership Agreement.

         (b) The Partnership is and after the [filing or execution] of the Amended [Partnership Agreement] [Certificate] will continue to be a limited partnership duly formed and validly existing under the laws of the State of Texas.

         (c) The Partnership is and after the filing of the Amended [Partnership Agreement] [Certificate] will continue to be validly existing under and subject to the laws of Texas with full power and authority to own, develop, [construct/rehabilitate], finance and operate the Apartment Complex and to otherwise conduct business under the Partnership Agreement.

         (d) Execution of the Partnership Agreement by the General Partner(s) has been duly and validly authorized by or on behalf of the General Partner(s) and, having been executed and delivered in accordance with its terms, the Partnership Agreement constitutes the valid and binding agreement of the General Partner(s), enforceable in accordance with its terms.

         (e) The execution and delivery of the Amended and Restated Agreement of Limited Partnership by the General Partners does not conflict with and will not result in a breach of any of the terms, provisions or conditions of any agreement or instrument known to counsel to which any of the General Partners or the Partnership is a party or by which any of them may be bound, or any order, rule, or regulation to be applicable to any of such parties of any court or governmental body or administrative agency having jurisdiction over any of such parties or over the property.

         (f) To the best of counsel's knowledge, after due inquiry, there is no litigation or governmental proceeding pending or threatened against, or involving the Project, the Partnership or any General Partner which would materially adversely affect the condition (financial or otherwise) or business of the Project, the Partnership or any of the Partners of the Partnership prior to or following execution and filing of the Amended and Restated Agreement of Limited Partnership, or the Limited Partner or the Special Limited Partner.

         (g) Upon the execution and delivery of the Amended and Restated Agreement of Limited Partnership providing for the admission of the Limited Partner as substitute limited partner [and the filing] the Limited Partner will be the limited partners of the Partnership entitled to all of the rights of limited partners under the Amended and Restated Agreement of Limited Partnership. Except as described in the Amended and Restated Agreement of Limited Partnership, no person is a partner of or has any legal or equitable interest in the Partnership, and all former partners of record or known to counsel have validly withdrawn from the Partnership and have released any claims against the Partnership arising out of their participation as partners therein.

         (h) Liability of the Limited Partner for obligations of the Partnership is limited to the amount of the Limited Partner's capital contributions required by the Partnership Agreement.

         (i) Neither the General Partner(s) of the Partnership nor the Limited Partner will have any liability for the Mortgage Note or the Mortgage Loan represented thereby (as those terms are defined in the Amended and Restated Agreement of Limited Partnership), and the lender of the Mortgage Loan will look only to its security in the Project for repayment of the Mortgage Loan.

         (j)      The Partnership owns a fee simple interest in the Project.

         (k) To the best of our actual knowledge and belief, after due inquiry, the Partnership has obtained all consents, permissions, licenses, approvals, or orders required by all applicable governmental or regulatory agencies for the development, [construction/rehabilitation] and operation of the Project, and the Project conforms to all applicable Federal, state and local land use, zoning, health, building and safety laws, ordinances, rules and regulations.

         (l) The Project has obtained a preliminary reservation of low income housing tax credits ("LIHTC") from the State Agency. The final allocation of the LIHTC and ultimately eligibility of the Project for such final allocation are subject to a series of requirements which must be met, performed or achieved at various times prior to and after such final allocation. Assuming all such requirements are met, performed or achieved at the time or times provided by applicable laws and regulations, the Project will qualify for LIHTC.

All of the opinions set forth above are qualified to the extent that the validity of any provision of any agreement may be subject to or affected by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally. We do not express any opinion as to the availability of any equitable or specific remedy upon any breach of any of the covenants, warranties or other provisions contained in any agreement. We have not examined, and we express no opinion with respect to the applicability of, or liability under, any Federal, state or local law, ordinance or regulation governing or pertaining to environmental matters, hazardous wastes, toxic substances or the like.

We express no opinion as to any matter except those set forth above. These opinions are rendered for use by the Limited Partner and its legal counsel. We understand that WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4's legal counsel will rely on this opinion in connection with federal income tax opinions to be rendered by that firm. This opinion may not be delivered to or relied upon by any other person or entity without our express written consent.

Sincerely,




--------------------

                     EXHIBIT C TO THE PARTNERSHIP AGREEMENT


                           CERTIFICATION AND AGREEMENT


         CERTIFICATION AND AGREEMENT made as of the date written below by D. HILLTOP APARTMENTS, LTD., a Texas limited partnership (the "Partnership"); DONALD W. SOWELL (the "General Partner"); and BEATRICE W. SOWELL (the "Original Limited Partner") for the benefit of WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4, a California limited partnership (the "Investment Partnership"), and WNC & ASSOCIATES, INC. ("WNC").

         WHEREAS, the Partnership proposes to admit the Investment Partnership as a limited partner thereof pursuant to an Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), in accordance with which the Investment Partnership will make substantial capital contributions to the Partnership; and

         WHEREAS, the Investment Partnership and WNC have relied upon certain information and representations described herein in evaluating the merits of investment by the Investment Partnership in the Partnership;

         NOW, THEREFORE, to induce the Investment Partnership to enter into the Partnership Agreement and become a limited partner of the Partnership, and for $1.00 and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Partnership, the General Partner and the Original Limited Partner hereby agree as follows for the benefit of the Investment Partnership and WNC.

         1. Representations, Warranties and Covenants of the Partnership, the General Partners and the Original Limited Partners

         The Partnership, the General Partner and the Original Limited Partner jointly and severally represent, warrant and certify to the Investment Partnership and WNC that, with respect to the Partnership, as of the date hereof:

                  1.1 The Partnership is duly organized and in good standing as a limited partnership pursuant to the laws of the state of its formation with full power and authority to own its apartment complex (the "Apartment Complex") and conduct its business; the Partnership, the General Partner and the Original Limited Partner have the power and authority to enter into and perform this Certification and Agreement; the execution and delivery of this Certification and Agreement by the Partnership, the General Partner and the Original Limited Partner have been duly and validly authorized by all necessary action; the execution and delivery of this Certification and Agreement, the fulfillment of its terms and consummation of the transactions contemplated hereunder do not and will not conflict with or result in a violation, breach or termination of or constitute a default under (or would not result in such a conflict, violation, breach, termination or default with the giving of notice or passage of time or both) any other agreement, indenture or instrument by which the Partnership or any General Partner or Original Limited Partner is bound or any law, regulation, judgment, decree or order applicable to the Partnership or any General Partner or Original Limited Partner or any of their respective properties; this Certification and Agreement constitutes the valid and binding agreement of the Partnership, the General Partner and the Original Limited Partner, enforceable against each of them in accordance with its terms.

                  1.2 The General Partner has delivered to the Investment Partnership, WNC or their affiliates all documents and information which would be material to a prudent investor in deciding whether to invest in the Partnership. All factual information provided to the Investment Partnership, WNC or their affiliates either in writing or orally, did not, at the time given, and does not, on the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they are made.

                  1.3 Each of the representations and warranties contained in the Partnership Agreement is true and correct as of the date hereof.

                  1.4 Each of the covenants and agreements of the Partnership and the General Partner contained in the Partnership Agreement has been duly performed to the extent that performance of any covenant or agreement is required on or prior to the date hereof.

                  1.5 All conditions to admission of the Investment  Partnership
as  the  investment  limited  partner  of  the  Partnership   contained  in  the
Partnership Agreement have been satisfied.

                  1.6 No default has occurred and is continuing under the Partnership Agreement or any of the Project Documents (as such term is defined in the Partnership Agreement) for the Partnership.

                  1.7 The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits.

                  1.8 The General Partner agrees to take all actions necessary to claim the Projected Tax Credit, including, without limitation, the filing of Form(s) 8609 with the Internal Revenue Service.

                  1.9 No person or entity other than the Partnership holds any equity interest in the Apartment Complex.

                  1.10 The Partnership has the sole responsibility to pay all maintenance and operating costs, including all taxes levied and all insurance costs, attributable to the Apartment Complex.

                  1.11 The Partnership, except to the extent it is protected by insurance and excluding any risk borne by lenders, bears the sole risk of loss if the Apartment Complex is destroyed or condemned or there is a diminution in the value of the Apartment Complex.

                  1.12 No person or entity except the Partnership has the right to any proceeds, after payment of all indebtedness, from the sale, refinancing, or leasing of the Apartment Complex.

                  1.13 No General Partner is related in any manner to the Investment Partnership, nor is any General Partner acting as an agent of the Investment Partnership.

         2.       Miscellaneous

                  2.1 This Certification and Agreement is made solely for the benefit of the Partnership, the General Partner, the Original Limited Partner and WNC, and the Investment Partnership and their respective successors and assignees, and no other person shall acquire or have any right under or by virtue of this Agreement.

                  2.2 This Certification and Agreement may be executed in several counterparts, each of which shall be deemed to be an original, all of which together shall constitute one and the same instrument.

                  2.3   Capitalized   terms   used  but  not   defined  in  this
Certification Agreement shall have the meanings given to them in the Partnership Agreement.

         IN WITNESS WHEREOF, this Certificate and Agreement is made and entered into as of the ______ day of April, 1997.


PARTNERSHIP


D. HILLTOP APARTMENTS, LTD.



By:      _______________________
         DONALD W. SOWELL,
         General Partner



GENERAL PARTNER



By:      _______________________
         DONALD W. SOWELL



ORIGINAL LIMITED PARTNER



By:      _______________________
         BEATRICE W. SOWELL

                     EXHIBIT D TO THE PARTNERSHIP AGREEMENT


                          GENERAL PARTNER CERTIFICATION

         This General Partner Certification is being issued to WNC HOUSING TAX CREDIT FUND V, L.P., SERIES 4 ("WNC") by DONALD W. SOWELL, General Partner of D. HILLTOP APARTMENTS, LTD., a Texas limited partnership ("Partnership") in accordance with Section 7.2 of the Amended and Restated Agreement of Limited Partnership of the Partnership.

         WHEREAS, WNC is scheduled to make a Capital Contribution to the Partnership, however, the Partnership Agreement requires the General Partner of the Partnership issue this Certification prior to WNC's payment; and

         WHEREAS, WNC shall rely on this Certification in evaluating the continued merits of its investment in the Partnership;

         NOW,   THEREFORE,   to  induce  WNC  to  make  its  scheduled   Capital
Contribution to the Partnership, the General Partner represents and warrants to WNC that the following are true and correct as of the date written below:

         (a) The Partnership is a duly organized limited partnership validly existing under the laws of the State and has complied with all filing requirements necessary for the protection of the limited liability of its Limited Partners.

         (b) This Partnership Agreement and the Project Documents are in full force and effect and neither the Partnership nor the General Partner is in material breach or violation of any provisions thereof or of any FmHA regulation.

         (c) Existing improvements, if any, on the Project have been completed substantially in conformity with the Project Documents, and the Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

         (d) Additional  construction on the Project, if any, shall be completed
substantially   in  conformity   with  the  Project   Documents  and  any  other
requirements necessary to obtain Completion of Construction.

         (e) The Project is being operated in accordance with standards and procedures which are prudent and customary for the operation of properties similar to the Project.

         (f) No Partner has any personal liability with respect to or has personally guaranteed the payment of the permanent Mortgage.

         (g) The Partnership is in material compliance with all construction and use codes applicable to the Project and is not in violation of any zoning, environmental or similar regulations applicable to the Project.

         (h) All appropriate public utilities, including sanitary and storm sewers, water, gas and electricity, are currently available and will be operating properly for all units in the Project at the time of first occupancy and throughout the term of the Partnership.

         (i) The Project has obtained, or will obtain before Permanent Mortgage Commencement, and will maintain throughout the term of this Partnership Insurance written by an Insurance Company.

         (j) The Partnership owns the fee simple interest in the Project, subject only to liens (except those with respect to which an adequate bond or other financial security has been issued) which, in the aggregate, do not exceed $10,000 and the Mortgage Loan.

         (k) The Construction Contract has been entered into between the Partnership and the Contractor; no other consideration or fee shall be paid to the Contractor other than amounts set forth in the Construction Contract.

         (l) Except as otherwise disclosed to the Limited Partner in writing prior to the execution of this Agreement, to the best of the General Partner's knowledge: (1) no Hazardous Substance has been disposed of, or released to or from, or otherwise now exists in, on, under or around, the Project and (2) no aboveground or underground storage tanks are now or have ever been located on or under the Project. The General Partner will not install or allow to be installed any aboveground or underground storage tanks on the Project. The General Partner covenants that the Project shall be kept free of Hazardous Materials and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in connection with the normal maintenance and operation of any portion of the Project. The General Partner shall comply, or cause there to be compliance, with all applicable Federal, state and local laws, ordinances, rules and regulations with respect to Hazardous Materials and shall keep, or cause to be kept, the Project free and clear of any liens imposed pursuant to such laws, ordinances, rules and regulations. The General Partner must promptly notify the Limited Partner in writing (3) if it knows, or suspects or believes there may be any Hazardous Substance in or around any part of the Project, any Improvements constructed on the Project, or the soil, groundwater or soil vapor, (4) if the General Partner or the Partnership may be subject to any threatened or pending investigation by any governmental agency under any law, regulation or ordinance pertaining to any Hazardous Substance, and (5) of any claim made or threatened by any Person, other than a governmental agency, against the Partnership or General Partner arising out of or resulting from any Hazardous Substance being present or released in, on or around any part of the Project.

         (m) As of the date hereof, at funding of the Construction Loan and upon Permanent Mortgage Commencement, fire and extended coverage insurance for the full replacement value of the Project (excluding the value of the land, site utilities, landscaping and foundations) and worker's compensation and public liability insurance, all in favor of the Partnership, is and will be in full force and effect and will be kept in full force and effect during the term of the Partnership; all such policies shall be amounts and with insurers satisfactory to the permanent lender and shall be paid out of Partnership assets.

         (n) The Partnership will allocate to the Limited Partner the Projected Annual Tax Credits.

         (o) No charges or encumbrances exist with respect to the Project other than those which are created or permitted by the Project Documents or are noted or excepted in the title policy for the Project.

         (p) The buildings on the Project site shall constitute a "qualified low-income housing project" as defined in Section 42(g) of the Code, and as amplified by the Treasury Regulations thereunder. In this connection, not later than December 31 of the first year in which the Partners elect the LIHC to commence in accordance the Code.

         (q) No event or proceeding, including, but not limited to, any (A) legal actions or proceedings before any court, commission, administrative body or other governmental authority, and (B) acts of any governmental authority having jurisdiction over the zoning or land use laws applicable to the Project, has occurred the continuing effect of which has: (i) materially or adversely affected the operation of the Partnership or the Project (except to the extent that funds are available to the Partnership to correct or cure such event or proceeding); (ii) materially or adversely affected the ability of the General Partner to perform its obligations hereunder or under any other agreement with respect to the Project; or (iii) prevented the completion of construction of the improvements in substantial conformity with the Project Documents, other than legal proceedings which have been bonded against (or as to which other adequate financial security has been issued) in a manner as to indemnify the Partnership against loss; provided that the foregoing does not apply to matters of general applicability which would adversely affect the Partnership, the General Partner, Affiliates of the General Partner or the Project only insofar as they or any of them are part of the general public.

         (r) Neither the Partnership nor the General Partner has any liabilities, contingent or otherwise, which have not been disclosed in writing to the Limited Partner and which in the aggregate do not affect the ability of the Limited Partner to obtain the anticipated benefits of its investment in the Partnership.

         (s) The General Partner has and shall maintain a net worth equal to at least $500,000.

         Capitalized  terms  used  but  not  defined  in  this  General  Partner
Certification  shall  have  the  meanings  given  to  them  in  the  Partnership
Agreement.

         IN WITNESS WHEREOF, the undersigned have set their hands to this General Partner Certification this day of April, 1997.



DONALD W. SOWELL
General Partner

                          EXHIBIT E TO THE PARTNERSHIP

                              REPORT OF OPERATIONS

                                            QUARTER ENDED:

LOCAL PARTNERSHIP:   D. HILLTOP APARTMENTS, LTD.


 GENERAL PARTNER:    DONALD W. SOWELL


            ADDRESS:  509 Powell Drive
CITY, STATE, ZIP:     Prairie View, Texas  77446
           PHONE:


    PROPERTY NAME:
          ADDRESS:
 CITY, STATE, ZIP:
    RESIDENT MNGR:
            PHONE:


       ACCOUNTANT:
             FIRM:
          ADDRESS:
 CITY, STATE, ZIP:
            PHONE:


MANAGEMENT COMPANY:
          ADDRESS:
 CITY, STATE, ZIP:
            PHONE:
          CONTACT:

                                                OCCUPANCY INFORMATION

A.       No. of Units:     twenty-four (24)                   No. of Vacancies:

B. Occupancy for the quarter has: Increased/Decreased/Remained the Same (Circle One)

C.       Number of:  Move-Ins       Move-Outs

D.       Average length of tenant residency:1-6 mos.    6-12 mos.     1-3 yrs.
Over 4 yrs.

E.       Number of basic rent qualified applicants on waiting list:

F. If the apartment complex is less than 90% occupied, please explain why, and describe what efforts are being made to lease-up the remaining units.






G.       On site manager:  Full Time _______       Part-Time ________.

         If part-time, the number of hours per week _________________.

                             OPERATIONAL INFORMATION

                Rent Schedule and Increases From Previous Quarter

                                   Monthly  Rent     Increases       Effective
               No. of Units        Rent    Amount     Percent          Date


1 Bdrm.


2 Bdrm.


3 Bdrm.

Provide copy of rent roll through the last day of the calendar quarter. On an annual basis provide the annual income recertification received from each tenant.

                              PROPOSED MAINTENANCE


                                                     FUNDED BY
                                   COMPLETED OR      OPERATIONS
TYPE            DESCRIPTION        PLANNED           OR RESERVES         AMOUNT


INTERIOR PAINTING


EXTERIOR PAINTING


SIDING


ROOFING


DRAINAGE


PAVING


LANDSCAPING


PLAYGROUND


COMMUNITY ROOM


LAUNDRY ROOM


COMMON AREAS


CARPET


APPLIANCES


LIGHTING


OTHER


Please describe in detail any major repairs or replacements of property.

                              CONDITION OF PROPERTY
                            (Check One Box For Each)


                             Excellent      Good        Fair          Problem



LANDSCAPE CONDITION


COMMON AREA - CLEAN


PARKING LOT CONDITION


SIDEWALKS


PROPERTY ENTRANCE


SIGN CONDITION


EXTERIOR PAINTING AND CAULKING


ROOF


WINDOWS


DOORS


SCREENS


GUTTERS & DOWNSPOUTS


MAILBOXES


DUMPSTER, ODOR


LAUNDRY ROOM


OUTSIDE NIGHT LIGHTING


SMOKE ALARM


HEATING & AIR CONDITIONING   UNITS


WATER HEATERS


APPLIANCES


PEST CONTROL


CURB APPEAL


OTHER






Comments:
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

                                                  FINANCIAL STATUS

A. Replacement Reserves are: Fully-funded ___ Under-funded ___ Balance ___ If Underfunded, by how much:


         Tax/Insurance Escrows are: Fully-funded___ Under-funded___Balance ____ If Under-funded, by how much:


         Property is operating at a: Surplus ___     Deficit ___  Amt. $ ___



         Property Taxes paid?
         (please provide copy of paid tax bill)          yes              no


         Property Insurance paid?
         (please provide copy of yearly renewal)         yes              no


         Mortgage Payments are:     On Schedule     Delinquent      Amt. $

B.       Please note and explain any significant changes in the following:

         Admin. Expenses     Increase          Decrease           Amount$




         Repairs/Maint.      Increase          Decrease           Amount$





         Utilities           Increase          Decrease           Amount$




         Taxes/Insurance     Increase          Decrease           Amount$




C.       Do you anticipate making a return to owner distribution?   Yes     No

         Explanation:


D.       Please explain in detail any change in the financial condition:





E.       Any insurance claims filed?        Yes _____         No _____

         If yes, please explain:

         Prepared By:                                         Date:

       Firm:                                                  Telephone:

                           D. HILLTOP APARTMENTS, LTD.

                        STATEMENT OF INCOME AND EXPENSES

                         QUARTER ENDED: _______________

                          Previous    Current             Budget
                          Quarter     Quarter      YTD    Amount   Various


INCOME


  Net Rental Income

  Other Income


TOTAL INCOME


  Renting Expense

  Admin. Expense

  Operating Expense

  Maintenance Expense

  Depreciation

  Taxes & Insurance

  Interest Expense

  Other

  Transfer to Replacement
   Reserve account



TOTAL EXPENSES

NET INCOME (LOSS)


NOTE:    Please be sure to include Depreciation and Interest.


Prepared by:                        Date:

       Firm:                        Telephone:

                           D. HILLTOP APARTMENTS, LTD.

                             UNAUDITED BALANCE SHEET

                          QUARTER ENDED: ______________

ASSETS

         Unrestricted Cash
         Restricted Reserves
         Buildings, personal property
          net of accumulated depreciation
         Land
         Capital Contributions Receivable
         Other
         TOTAL

LIABILITIES

         Mortgage Payable
         Accounts Payable
         Operating Deficit Loan
         Working Capital Loan
         Other

PARTNERS' EQUITY

         Limited Partner Equity Paid
         Limited Partner Equity Receivable
         General Partner Equity
         Other Equity
         Cumulative Losses

         TOTAL LIABILITIES AND NET WORTH

DISTRIBUTIONS TO GENERAL PARTNER OR ANY AFFILIATE

         Fees or Compensation
         Reimbursed Expenses
         Partnership Cash Distributions

*Depreciation should be computed over the term approved by the Limited Partner for the building improvements, and the applicable Federal tax lives and rates for personal property.

Prepared by:                                Date:

       Firm:                                Telephone:



                          TAX CREDIT COMPLIANCE REPORT


DATE        1       2         3          4          5         6         7             8            9           10
            Person  Person(s) Person(s)  Person(s)  Person(s) Person(s) Person(s)    Person(s)    Person(s)
                                                                                                    Person(s )


HUD/FmHA VERY LOW:


QUALIFYING INCOME:


MONTHLY INCOME:


MAX GROSS RENT:





  UNIT      LEASED TO      #      ANNUAL     HUD/FmHA     LESS     #     TENANT       +    UTIL-      =         TENANT      SUBSIDY
                          IN      INCOME     GROSS        THAN     BR    RENTAL            ITIES                GROSS
                                             INCOME       40%            PAYMENT           AND                  RENT
                                                                                           RA
========== ----------------------------------------------------------------------------------------------------------- ============

========== ----------------------------------------------------------------------------------------------------------- ============

========== ----------------------------------------------------------------------------------------------------------- ============

========== ----------------------------------------------------------------------------------------------------------- ============

========== ----------------------------------------------------------------------------------------------------------- ============

========== ----------------------------------------------------------------------------------------------------------- ============

========== ----------------------------------------------------------------------------------------------------------- ============

========== ----------------------------------------------------------------------------------------------------------- ============

========== ----------------------------------------------------------------------------------------------------------- ============

========== ----------------------------------------------------------------------------------------------------------- ============

========== ----------------------------------------------------------------------------------------------------------- ============

========== ----------------------------------------------------------------------------------------------------------- ============

========== =================================== ========== ============= =============== =========== =========== ===================

                        TAX CREDIT COMPLIANCE MONITORING:
                              ANNUAL CERTIFICATION


     As General Partner of D. HILLTOP APARTMENTS, LTD., I hereby certify as to the following:

     1. D. HILLTOP APARTMENTS, LTD. owns a twenty-four (24) unit project ("Project") in Palestine, Anderson County, Texas.

         2. An annual income certification (including supporting documentation) has been received from each tenant. The income certification reflects that the tenant's income meets the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Internal Revenue Code ("Code").

     3. The Project satisfies the requirements of the applicable minimum set aside test as defined in Section 42(g)(1) of the Code.

     4. Each unit within the Project is rent restricted as defined in Section 42(g)(2)of the Code.

     5. Each unit in the Project is available for use by the general public and not for use on a transient basis.

     6. Each building in the Project is suitable for occupancy in accordance with local health, safety, and building codes.

     7. During the preceding calendar year, there had been no change in the eligible basis, as defined in Section 42(d) of the Code, of any building within the Project.

     8. All common area facilities included in the eligible basis of the Apartment Complex are provided to the tenants on a comparable basis without a separate fee to any tenant in the Project.

     9. During the preceding calendar year when a unit in the Project became vacant reasonable attempts were made to rent that unit to tenants whose incomes met the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code and while that unit was vacant no units of comparable or smaller size were rented to tenants whose income did not meet the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code.

     10. If the income of a tenant in a unit increased above the limit allowed in Section 42(g)(2)(D)(ii), then the next available unit of comparable or smaller size was rented to tenants whose incomes met the income limitation applicable to the Project pursuant to Section 42(g)(1) of the Code.

IN VERIFICATION OF THE FOREGOING ENCLOSED HEREWITH IS A COPY OF THE ANNUAL INCOME CERTIFICATION RECEIVED FROM EACH TENANT IN THE PROJECT. UPON REQUEST I WILL PROVIDE COPIES OF ALL DOCUMENTATION RECEIVED FROM THE TENANT TO SUPPORT THAT CERTIFICATION.

         I declare under penalty of perjury under the law of the State of Texas that the foregoing is true and correct.